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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IHS INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IHS INC.
15 Inverness Way East
Englewood, Colorado 80112
www.ihs.com

March 20, 2008

Dear Stockholder:

We are pleased to invite you to attend our 2008 Annual Meeting of Stockholders. The Annual Meeting will be held at 10:00 a.m. Mountain Daylight Time, on Thursday, April 24, 2008, at The Ritz-Carlton, 1881 Curtis Street, Denver, Colorado.

We have included the formal notice of the Annual Meeting and the Proxy Statement as part of this invitation.

It is very important that you let us know in advance if you plan to attend the meeting. Each stockholder of record has the opportunity to mark the Proxy Card in the space provided, or during the electronic voting process. If your shares are not registered in your name (for instance, if you hold shares through a broker, bank, or other institution), please advise the stockholder of record that you wish to attend. That firm will provide you with evidence of ownership that will be required for admission to the meeting.

Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. Please review the enclosed Proxy Card carefully to understand how you may vote by proxy. If you choose to cast your vote in writing, please sign and return your proxy promptly. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying. For your convenience, we have also arranged to allow you to submit your proxy electronically. Please read all of the enclosed materials and carefully review the voting instructions.

Your shares cannot be voted unless you submit your proxy (by mail or electronically) or attend the Annual Meeting in person. Your participation is important to IHS, so please review these materials carefully and cast your vote.

We look forward to seeing you at the Annual Meeting.

Sincerely,
Stephen Green General Counsel and Corporate Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, April 24, 2008

To our Stockholders:

IHS Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m. Mountain Daylight Time, on Thursday, April 24, 2008, at The Ritz-Carlton, 1881 Curtis Street, Denver, Colorado.

We are holding this Annual Meeting:

  •
  to elect four directors to serve until the 2011 Annual Meeting or until their successors are duly elected and qualified;

  •
  to approve an increase in the number of shares of Class A Common Stock available for issuance pursuant to our 2004 Amended and Restated Long Term Incentive Plan;

  •
  to ratify the appointment of Ernst & Young LLP as our independent registered public accountants; and

  •
  to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on March 5, 2008 (the "record date") are entitled to notice of, and to vote at, this Annual Meeting and any adjournments or postponements of the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at IHS Global Headquarters, 15 Inverness Way East, Englewood, Colorado 80112.

It is important that your shares are represented at this Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed Proxy Card, or by voting electronically.

Casting a vote by proxy will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors,
Stephen Green General Counsel and Corporate Secretary

Englewood, Colorado
March 20, 2008

IHS INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

        This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of IHS Inc., a Delaware corporation, of proxies to be used at the 2008 Annual Meeting of Stockholders to be held at 10:00 a.m. Mountain Daylight Time, on Thursday, April 24, 2008, at The Ritz-Carlton, 1881 Curtis Street, Denver, Colorado, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of Proxy Card are being first sent to stockholders on or about March 20, 2008. References in this Proxy Statement to "we," "us," "our," "the Company," and "IHS" refer to IHS Inc. and our consolidated subsidiaries.

Appointment of Proxy Holders

        The Board of Directors of IHS (the "Board") asks you to appoint the following individuals as your proxy holders to vote your shares at the 2008 Annual Meeting of Stockholders:

      Jerre Stead, Chairman and Chief Executive Officer;
       Michael Sullivan, Executive Vice President and Chief Financial Officer; and
       Stephen Green, Senior Vice President, General Counsel, and Corporate Secretary

        You may make this appointment by voting the enclosed Proxy Card using one of the voting methods described below. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

        Unless you otherwise indicate on the Proxy Card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and that, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

        Only stockholders who owned shares of our common stock at the close of business on March 5, 2008—the "record date" for the Annual Meeting—can vote at the Annual Meeting.

        Each holder of our Class A common stock is entitled to one vote for each share held as of the record date, March 5, 2008. As of the close of business on March 5, 2008, we had 48,723,011 shares of Class A common stock outstanding and entitled to vote.

        Each holder of our Class B common stock is entitled to ten votes for each share held as of the record date, March 5, 2008. As of the close of business on March 5, 2008, we had 13,750,000 shares of Class B common stock outstanding and entitled to vote.

        There is no cumulative voting in the election of directors.

How You Can Vote

        You may vote your shares at the Annual Meeting either in person, by mail, or electronically, as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of Proxy Card received.

        Voting by Mail or Internet.    You may vote by proxy by dating, signing and returning your Proxy Card in the enclosed postage-prepaid return envelope. You may also use the Internet to transmit your voting instructions. If you vote by proxy, carefully review and follow the instructions on the enclosed Proxy Card. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

        Voting at the Annual Meeting.    Voting by proxy will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by proxy, as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to attend and vote in person at the Annual Meeting.

        If you submit your proxy, but do not indicate your voting preference according to the proxy directions, the proxy holders will vote your shares FOR the election of each of the nominees for director, FOR the increase in shares available for issuance under our 2004 Long Term Incentive Plan, and FOR the ratification of the appointment of independent registered public accountants. The named proxy holders may vote in their discretion upon such other matters as may properly come before the Annual Meeting.

Revocation of Proxies

        Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

  •
  by voting in person at the Annual Meeting;

  •
  by submitting written notice of revocation to the Corporate Secretary prior to the Annual Meeting; or

  •
  by submitting another proxy—properly executed and delivered—of a later date, but prior to the Annual Meeting.

Required Vote

        Directors are elected by a plurality vote, which means that the four nominees receiving the most affirmative votes will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

        A quorum, which is a majority of the outstanding shares as of the record date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter, which will have the same effect as a vote against such matter.

        If a broker indicates on the enclosed Proxy Card (or any valid substitute provided by the broker) that such broker does not have discretionary authority to vote on a particular matter (known as "broker non-votes"), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Confidentiality

        It is our policy to maintain the confidentiality of all materials that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

Solicitation of Proxies

        IHS will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers, and other employees by personal interview, telephone, or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important Reminder

Please promptly vote and submit your proxy in writing or electronically.
To submit a written vote, you may sign, date, and return the enclosed Proxy Card in the postage-prepaid return envelope. To vote electronically, follow the instructions provided on the Proxy Card.
Voting by proxy will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

        As of the date of this Proxy Statement, the Board, pursuant to the Bylaws of the Company, has determined that the Board be composed of ten directors divided into three classes. Directors are elected for three-year terms and one class is elected at each Annual Meeting.

        Four directors are to be elected at the 2008 Annual Meeting. These directors will hold office until the Annual Meeting in 2011 or until their respective successors have been elected and qualified. Each of the nominees has consented to being named herein and to serve if elected. In the event that any of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board, at its option, may reduce the number of directors to constitute the entire Board.

        For more information about each director nominee, our continuing directors, and the operation of our Board see below under "Information About Directors and Executive Officers."

2008 NOMINEES FOR DIRECTOR

Name	Age	Director Since	Position with Company
Jerre L. Stead	65	2000	Chairman of the Board, CEO
C. Michael Armstrong	69	2003	Director
Balakrishnan S. Iyer	51	2003	Director
Brian H. Hall	60	2008	Director

Vote Required and Recommendation

        Directors are elected by a plurality vote, which means that the three nominees receiving the most affirmative votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE ELECTION OF THESE NOMINEES.
THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE
STOCKHOLDER SPECIFIES OTHERWISE.

PROPOSAL 2

INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2004 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

        The Company is seeking stockholder approval for an amendment of the 2004 Long-Term Incentive Plan (the "Plan") to increase the number of shares issuable under the Plan by 4,250,000 shares.

        If the stockholders approve this proposal, the only change to the current version of the Plan will be an increase in the number of shares available for issuance. Otherwise, all other provisions of the current version of the Plan will remain in effect.

History and Purpose of the Plan

        The Plan was originally approved by our Board on November 22, 2004. Our stockholders approved the Plan on November 30, 2004. We subsequently amended the Plan in 2005. Since that time, we have used a substantial portion of the current authorized share pool under the Plan for equity awards to our employees.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth information as of March 5, 2008, our record date, with respect to compensation plans under which equity securities are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,854,443	(1)	$35.28	(2)	367,334	(3)
Equity compensation plans not approved by securityholders	N/A		N/A		N/A
Total:	2,854,443		$35.28		367,334

(1)
Includes 2,568,788 restricted stock units and deferred stock units payable over the next four years that were issued to employees and directors with no exercise price or other consideration. Excludes 236,226 restricted stock awards issued to employees that are currently counted in our total shares of Class A common stock. As of March 5, 2008, there were 285,865 stock options outstanding under our equity compensation plans approved by stockholders.

(2)
Calculation of the weighted-average exercise price does not include the 2,568,788 shares of restricted stock units and deferred stock units described in footnote 1 above.

(3)
Includes 53,000 shares that are reserved for future grants pursuant to individual compensation arrangements.

        The Human Resources Committee of the Board has approved an amendment to the Plan to increase the number of shares available for issuance under this Plan from 7,000,000 shares to 11,250,00 shares, subject to stockholder approval. If the stockholders approve this proposal, the number of shares available for issuance under the Plan would increase from 367,334 (the number available as of our record date) to 4,617,334.

Vote Required and Recommendation

        The affirmative vote of a majority of the votes cast will be required to approve the amendment to the Amended and Restated 2004 Long-Term Incentive Plan.

        In accordance with applicable rules of the New York Stock Exchange, our Board is asking stockholders to approve this amendment to the Plan. The Board believes that it is in the best interest of the Company and its stockholders for the Company to increase the shares available for grant under the Plan. As stated in the Plan, the Board also believes that equity awards provide a means for employees and directors to develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Our named executive officers and directors have an interest in this proposal as they are eligible to receive awards under the Plan.

        For a summary of the provisions of the Plan, including the proposed amendment, see "Summary of the Amended and Restated 2004 Long-Term Incentive Plan" in this Proxy below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
APPROVAL OF THE AMENDMENT TO THE AMENDED
AND RESTATED 2004 LONG TERM INCENTIVE PLAN.
THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS
THE STOCKHOLDER SPECIFIES OTHERWISE.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board, which is composed entirely of non-employee independent directors, has selected Ernst & Young LLP as the independent registered public accountants to audit our books, records, and accounts and our subsidiaries for the fiscal year 2008. Your Board has endorsed this appointment. Ratification of the selection of Ernst & Young LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of IHS and its stockholders.

        Ernst & Young LLP previously audited our consolidated financial statements during the seven fiscal years ended November 30, 2007. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        In connection with the audit of the 2007 financial statements, IHS entered into an engagement agreement with Ernst & Young LLP that set forth the terms by which Ernst & Young LLP has performed audit services for IHS. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        Aggregate fees for professional services rendered for us by Ernst & Young LLP for the years ended November 30, 2007 and 2006, respectively, were as follows:

Services Provided	2007	2006
	(in thousands)
Audit	$2,243	$2,330
Audit-Related	360	276
Tax	36	28
All Other	—	—

Total	$2,640	$2,634

        Audit Fees.    Consists of fees billed for professional services rendered for the audits of our consolidated financial statements, statutory audits of our subsidiaries, reviews of our interim consolidated financial statements, and services provided in connection with statutory and regulatory filings. For 2007, audit fees also included approximately $102,000 for professional services rendered relating to follow-on public offerings concluded in March and May 2007, respectively. For 2006, audit fees also included approximately $140,000 for professional services rendered relating to a follow-on public offering concluded in October 2006.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services may include employee benefit plan audits, auditing work on proposed transactions, attest services that are not required by regulation or statute, and consultations regarding financial accounting or reporting standards. For 2007 and 2006, audit-related fees also included approximately $289,000 and $183,000, respectively, for professional services rendered relating to acquisitions.

        Tax Fees.    Consists of tax compliance consultations, preparation of tax reports, and other tax services.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services.

        During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants' independence, including compliance with rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"). Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Vote Required and Recommendation

        Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS
THE STOCKHOLDER SPECIFIES OTHERWISE.

Information about Directors and Executive Officers

Directors

2008 Nominees for Director

        Jerre L. Stead was elected Chief Executive Officer of IHS in September 2006 and has served as Chairman of our Board since December 1, 2000. From August 1996 until June 2000, Mr. Stead served as Chairman of the board of directors and Chief Executive Officer of Ingram Micro Inc. Prior to that, he served as Chief Executive Officer and Chairman of the board of directors at Legent Corporation, from January 1995 to August 1995. From May 1993 to December 1994, he was Executive Vice President of AT&T and Chairman and Chief Executive Officer of AT&T Corp. Global Information Solutions (NCR Corporation). From September 1991 to April 1993, he was President and Chief Executive Officer of AT&T Corp. Global Business Communication Systems. Mr. Stead also serves on the board of directors of Brightpoint, Inc., Conexant Systems, Inc., and Mindspeed Technologies, Inc.

        C. Michael Armstrong has served as a member of our Board since December 2003. He is currently Chairman of Johns Hopkins Medicine, Health System, and Hospital. Mr. Armstrong served as Chairman of Comcast Corporation from 2002 until May 2004. He was Chairman and Chief Executive Officer of AT&T Corp. from 1997 to 2002, Chairman and Chief Executive Officer of Hughes Electronic Corporation from 1992 to 1997, and retired from IBM in 1991 as Chairman of IBM World Trade after a 31-year career. Mr. Armstrong is on the board of directors of Citigroup Inc., Parsons Corporation, and the Telluride Foundation, and is Vice Chairman of the board of trustees of Johns Hopkins University. Mr. Armstrong is a Visiting Professor of the Sloan School at the Massachusetts Institute of Technology.

        Balakrishnan S. Iyer has served as a member of our Board since December 2003. From October 1998 to June 2003, Mr. Iyer served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. From 1997 to 1998, he was Senior Vice President and Chief Financial Officer of VLSI Technology Inc. and, from 1993 to 1997, he was Vice President, Corporate Controller of VLSI Technology Inc. Mr. Iyer serves on the board of directors of Invitrogen Corporation, Skyworks Solutions, Conexant Systems, Inc., Power Integrations, Inc., and QLogic Corporation.

        Brian H. Hall was appointed to our Board in March 2008. From January 2007 through August 2007, Mr. Hall served as Vice Chairman of Thomson Corporation, where he created and led the new corporate investment process, and directed Thomson's corporate strategy, marketing, communications and branding initiatives. Previously, from 1998 through 2006, Mr. Hall served as President and Chief Executive Officer of Thomson Legal & Regulatory and West Publishing. Prior to joining Thomson, Mr. Hall was President of Shepard's and Executive Vice President of McGraw-Hill. He is a former board member of Bank One of Colorado Springs and Ryerson of Canada.

Continuing Directors with Terms Expiring at the Annual Meeting in 2009

        Ruann F. Ernst has served as a member of our Board since December 2006. Dr. Ernst served as Chief Executive Officer of Digital Island, Inc. before retiring in 2002. She was Chief Executive Officer and Chairperson of the board of Digital Island from 1998 until the company was acquired by Cable & Wireless, Plc. in 2001. From 1988 through 1998, Dr. Ernst worked for Hewlett Packard in various management positions, most recently as General Manager, Financial Services Business Unit. Prior to that, she was Vice President for General Electric Information Services Company. Dr. Ernst sits on the for-profit boards of Digital Realty Trust and Ninth House Networks. She also serves on the not-for-profit boards of the Ohio State University Foundation and on the Ohio State University Fisher College of Business, and is a founding board member of the Kids Sports Stars Foundation.

        Christoph v. Grolman was appointed to our Board in March 2007. Since March 2007, Mr. Grolman has served as Joint-Chief Executive Officer of TBG. From December 2006 to March 2007, Mr. Grolman served as Executive Director of TBG. From 2002 to 2006 he held the position of Executive Vice President of TBG, responsible for an industrial operating group and venture investments. Prior to joining TBG in 2002, he was a consultant with Roland Berger & Partner Management Consultants.

        Richard W. Roedel has served as a member of our Board since November 2004. From November 2002 through June 2005 he served on the board, and from April 2004 through January 2005 he held various executive positions, at Take-Two Interactive Software, Inc. Mr. Roedel was an audit partner in BDO Seidman LLP from 1985 to 2000 and Chairman and Chief Executive Officer of BDO Seidman from 1999 to 2000. He currently serves on the board of directors and is a member of the audit committee of Brightpoint, Inc., Sealy Corporation, and Luna Innovations. From November 2005 until November 2007, Mr. Roedel was a member of the board of Dade Behring Holdings, Inc. Mr. Roedel also currently serves on the board of directors of the Association of Audit Committee Members Inc., a not-for-profit organization.

Continuing Directors with Terms Expiring at the Annual Meeting in 2010

        Steven A. Denning has served as a member of our Board since April 2005. Mr. Denning is the Chairman and a Managing Director of General Atlantic LLC, a private equity investment firm, and has been with General Atlantic (or its predecessor) since 1980. Mr. Denning is also a director of Genpact, Eclipsys Corporation, Hewitt Associates, Inc., and Thomson Reuters Corporation. He is also a member of the board of trustees of Stanford University, a member of the board of trustees of the Brookings Institution, a member of the advisory board of the School of Economics and Management at Tsinghua University in Beijing, and vice chairman of the American Museum of Natural History. He is a member of the Stanford Graduate School of Business Advisory Council, the Council on Foreign Relations, the McKinsey Investment Office Advisory Council, the Board of Governors of the Partnership for Public Service, the board of directors of The Nature Conservancy, and a trustee of the Connecticut Science Center. He was previously a trustee of the Georgia Tech Foundation.

        Roger Holtback has served as a member of our Board since December 2003. Since 2001, Mr. Holtback has served as Chairman of Holtback Invest AB. From 2001 through 2006, Mr. Holtback was also the Chairman and Chief Executive Officer of Holtback Holding AB and Holtback Invest AB. From 1993 to 2001 he served as President and Chief Executive Officer of the Bure Equity AB. From 1991 to 1993, he served as a member of the Group Executive Committee of SEB and Coordinating Chairman of SEB Sweden. From 1984 to 1990, he served as President and Chief Executive Officer of Volvo Car Corporation and Executive Vice President of AB Volvo. Mr. Holtback is currently Chairman of the board of directors of Gunnebo AB, a company listed on the Swedish Stock Exchange, as well as of Finnveden Holding AB, Aditro AB, MediaTec Group AB, and The Swedish Exhibition Centre. He serves as a member of the Stena Sphere Advisory Board and as Chairman of the Nordic Capital Investment Review Committee.

        Michael Klein has served as a member of our Board since December 2003. In March 2008, Mr. Klein was appointed Chairman of the Institutional Clients Group of Citigroup Inc. He had previously served as Chairman & Co-Chief Executive Officer of Citi Markets & Banking since February 2007. He is a member of the Business Heads Group, the Operating Committee, and the Management Committee of Citigroup Inc. Mr. Klein also serves as Vice Chairman of Citigroup International PLC. He previously served as Chief Executive Officer of Citigroup Global Banking, a position he held since the Group's inception in February 2004, and as Chief Executive Officer of Citigroup Inc. Global Corporate and Investment Bank for Europe, the Middle East, and Africa (EMEA). He has also held the positions of Chief Executive Officer of Citigroup Inc. Corporate and

Investment Banking, Europe, and Co-Head of Global Investment Banking for Salomon Smith Barney, a member of Citigroup Inc., from 2000 to 2003.

Organization of the Board of Directors

        The Board held five meetings during the fiscal year ended November 30, 2007. Each director attended at least 75% of the total regularly scheduled and special meetings of the Board and the committees on which they served. We do not have a policy regarding directors' attendance at the Annual Meeting.

        Our Board has established three standing committees: the Audit Committee, the Human Resources Committee, and the Nominating and Corporate Governance Committee. We believe that all members of the Audit, Human Resources, and Nominating and Corporate Governance Committees meet the independence standards of the New York Stock Exchange and SEC rules and regulations. The Board has approved a charter for each of these committees, each of which can be found on our website at www.ihs.com. Each charter is also available in print at no cost to any stockholder who sends us a written request (please address your request to the Corporate Secretary).

Independent and Non-Management Directors

        We believe that all of our directors other than Messrs. Stead and Grolman are "independent directors," based on the independence standards described above. All of our directors other than Mr. Stead are non-management directors.

        In accordance with the IHS Corporate Governance Guidelines, the independent directors designated C. Michael Armstrong as lead independent director. The lead independent director chairs executive sessions of the non-management directors. During our 2007 fiscal year, the non-management directors of the Board met five times without the presence of management.

Code of Conduct

        We have adopted a Code of Business Conduct and Ethics as our "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Our Code of Business Conduct and Ethics also meets the New York Stock Exchange requirements for a "code of conduct." Our Code of Business Conduct and Ethics applies to our directors as well as all of our principal executive officers, our financial and accounting officers, and all other employees of IHS.

        Our Code of Business Conduct and Ethics, as well as our Governance Guidelines, are available on our website at www.ihs.com and are available in print at no cost to any stockholder who sends us a written request (address your request to the Corporate Secretary). We intend to post any amendments to the Corporate Governance Guidelines and our Code of Business Conduct and Ethics on our website.

Communications with the Board

        The Board has a process for stockholders or any interested party to send communications to the Board, including any Committee of the Board, any individual director, or our non-management directors. If you wish to communicate with the Board as a whole, with any Committee, with any one or more individual directors, or with our non-management directors, you may send your written communication to:

    Stephen Green
    General Counsel and Corporate Secretary
    IHS Inc.
    15 Inverness Way East
    Englewood, Colorado 80112

Communications with Non-Management Directors

        Interested parties wishing to reach our independent directors or non-management directors may address the communication to our lead independent director, Mr. Armstrong, on behalf of the non-management directors. Address such communications as follows:

    C. Michael Armstrong
    Lead Independent Director
    IHS Inc.
    15 Inverness Way East
    Englewood, Colorado 80112

        Depending on how the communication is addressed, either Mr. Armstrong or Mr. Green will review any communication received and will forward the communication to the appropriate director or directors based on how the communication is addressed and the subject matter.

Composition of Board Committees

        The Board has three standing committees, with duties, current membership, and number of meetings for each as shown below.

Audit Committee	Ten meetings held during fiscal year 2007
Members:
Balakrishnan S. Iyer, Chairman Roger Holtback Richard W. Roedel

        The Audit Committee assists our Board in its oversight of (i) the integrity of our financial statements, (ii) our independent registered public accountant's qualifications, independence, and performance, (iii) the performance of our internal audit function, and (iv) our compliance with legal and regulatory requirements. The Audit Committee is governed by a charter. A more detailed description of the functions of the Audit Committee can be found in the Audit Committee Charter, a copy of which may be found at the Company's website www.ihs.com, and which will be provided in print to any stockholder who sends us a written request. As required by the Audit Committee Charter, all members of the Audit Committee meet the criteria for "independence" within the meaning of the standards established by the New York Stock Exchange, the Company's Corporate Governance Guidelines, and the Audit Committee Charter. Each member of the Audit Committee is financially literate and each member has accounting or related financial management expertise as required by New York Stock Exchange listing standards. In addition, the Board has determined that each member of the Audit Committee meets the definition of "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K promulgated by the SEC.

Human Resources Committee	Five meetings held during fiscal year 2007
Members:
Steven A. Denning, Chairman Ruann F. Ernst Michael Klein

        The Human Resources Committee has been created by our Board to (i) oversee our compensation and benefits policies generally, (ii) evaluate executive officer performance and review our management succession plan, and (iii) oversee and set compensation for our executive officers. The Human Resources Committee is governed by a charter, a copy of which is available at the Company's website www.ihs.com or in print to any stockholder who sends us a written request. See "Compensation Discussion and Analysis" below for a more detailed description of the functions of the Human Resource Committee. All members of the Human Resources Committee are "independent" as required by our Corporate Governance Guidelines and the Human Resources Committee Charter.

Nominating and Corporate Governance Committee	Three meetings held during fiscal year 2007
Members:
C. Michael Armstrong, Chairman Steven A. Denning Balakrishnan S. Iyer

        The Nominating and Corporate Governance Committee has been created by our Board to (i) identify individuals qualified to become board members and recommend director nominees to the Board, (ii) recommend directors for appointment to committees established by the Board, (iii) make recommendations to the Board as to determinations of director independence, (iv) oversee the evaluation of the Board, (v) make recommendations to the Board as to compensation for our directors, and (vi) develop and recommend to the Board our corporate governance guidelines and code of business conduct and ethics and oversee compliance with such guidelines and code. The Nominating and Corporate Governance Committee is governed by a charter. A more detailed description of the functions of the Nominating and Corporate Governance Committee can be found under "Director Nominations" in this Proxy Statement, and in the Nominating and Corporate Governance Committee Charter, a copy of which can be found at the Company's website www.ihs.com and which will be made available in print to any stockholder who sends us a written request. All members of the Nominating and Corporate Governance Committee are "independent" as required by our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter.

Director Nominations

        Our Board nominates directors for election at each Annual Meeting of Stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the Board for nomination or election.

        In addition to considering an appropriate balance of knowledge, experience and capability, the Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders (without regard to whether the candidate has been nominated by a stockholder). The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to IHS and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and for a majority of the members of the Board to meet the definition of "independent director" under the rules of the New York Stock Exchange. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

        Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate's prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee, or by any nomination properly submitted by a stockholder pursuant to the procedures for stockholder nominations for directors provided in "Stockholder Proposals for the 2009 Annual Meeting" in this Proxy Statement. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by the Board members, executive search firms, or other sources.

Director Stock Ownership Guidelines

        We believe that our nonemployee directors should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of our directors with management, a significant portion of our nonemployee directors' overall compensation is given in equity, specifically in the form of deferred restricted stock units. These units vest in one year, but must be held in their entirety until after the director's service to the Company ends. Additionally, nonemployee directors may elect to receive a portion of their cash compensation in the form of deferred stock units. These units must also be held until after the director's service to the Company ends. The requirement to hold equity awards until after termination of service is applicable to all equity awards granted to nonemployee directors since January 2005.

        Mr. Grolman and Mr. Klein are exempt from the director stock ownership requirements because they are prohibited by their personal employment policies from holding IHS stock. Mr. Grolman and Mr. Klein do not receive any stock awards from the Company.

Director Compensation

        Our nonemployee directors receive compensation for their service on our Board. That compensation is comprised of an annual cash retainer of $60,000 (which may be converted into deferred stock units under our 2004 Directors Stock Plan) and a fee of $1,500 per board or committee meeting attended, plus reimbursement for all reasonably incurred expenses related to the meeting. Additionally, certain directors may earn annual retainers as follows: a $20,000 Audit Committee chair retainer; a $20,000 Lead Independent Director retainer; a $10,000 committee chair retainer for committees other than our Audit Committee; and a $5,000 Audit Committee member retainer. If a director elects to receive deferred stock units, the units are immediately vested, but payment is deferred until after the director's service terminates.

        In addition, on each December 1 of each year of service, each nonemployee director (other than Mr. Grolman and Mr. Klein) receives an award consisting of restricted stock units whose underlying shares have, on the date of grant, a fair market value equal to $100,000. These stock awards vest on the first anniversary of the date of grant, but payment of the shares is deferred until after the director's service terminates.

        Each nonemployee director (other than Mr. Grolman and Mr. Klein) receives on the date he or she is elected to the Board for the first time a one-time award consisting of restricted stock units whose underlying shares have, on the date of grant, a fair market value (as defined in the plan) equal to $100,000. All equity awards for nonemployee directors will be issued pursuant to the IHS Inc. 2004 Directors Stock Plan.

        We provide liability insurance for our directors and officers.

        By agreement between Mr. Grolman and IHS, Mr. Grolman is not compensated in cash or stock for his service as a director of IHS. The terms of Mr. Klein's personal employment prohibit him from holding IHS stock. Because Mr. Klein is not eligible for stock awards, he receives an additional cash retainer of $50,000.

Director Compensation During Fiscal Year

        The following table sets forth information concerning the compensation of our directors during the fiscal year ended November 30, 2007. Directors did not receive any stock option awards during fiscal year 2007.

Name	Fees earned or paid in cash($)		Stock awards($) (2)	Total($)
C. Michael Armstrong	103,500		137,706	241,206
Steven A. Denning	87,250	(1)	114,919	202,169
Ruann F. Ernst	72,000		183,762	255,762
Christoph v. Grolman	0		0	0
Roger Holtback	85,250	(1)	137,706	222,956
Balakrishnan S. Iyer	101,750		137,706	239,456
Michael Klein	126,500		0	126,500
Richard W, Roedel	85,250	(1)	132,237	217,487
Michael v. Staudt(3)	12,500		0	12,500

(1)
Includes the value of deferred stock units granted to each of Messrs. Denning, Holtback, and Roedel. These three directors elected to receive their fiscal year 2007 annual $60,000 retainer in deferred stock units rather than cash. The deferred units will be paid out in shares of IHS common stock after the director's service terminates.

(2)
The valuation of the stock awards reported in this table is the amount of equity-compensation expense recognized for financial statement purposes for fiscal year 2007 under FAS 123R. Compensation expense for equity awards is amortized over the vesting term of an award. As such, amounts reported in this table represent the expenses of portions of awards granted in fiscal years 2004 through 2007. Any estimated forfeitures are excluded from values reported in this table. The FAS 123R value of stock awards granted in our 2007 fiscal year and the aggregate number of unissued stock awards held by each director on November 30, 2007, the last day of fiscal year 2007, is as follows:

Name	Stock Awards Granted During Fiscal 2007(#)(a)		Grant Date Value of Stock Awards Granted in 2007($) (c)	Stock Awards Outstanding at Fiscal Year-End (#)(d)
C. Michael Armstrong	2,726		99,990	18,607
Steven A. Denning	4,361	(a)	159,961	11,889
Ruann F. Ernst	5,018	(b)	191,667	5,018
Christoph v. Grolman	0		0	0
Roger Holtback	4,361	(a)	159,961	20,242
Balakrishnan S. Iyer	2,726		99,990	18,607
Michael Klein	0		0	0
Richard W, Roedel	4,361	(a)	159,961	17,242
Michael v. Staudt	0		0	0

  (a)
  Includes 1,635 deferred stock units awarded to Messrs. Denning, Holtback and Roedel in lieu of their fiscal year 2007 annual cash retainers.

  (b)
  Dr. Ernst's stock awards include her initial director award of 2,618 shares and a pro-rated annual award of 2,400 shares.

  (c)
  The grant date fair value is determined by multiplying the number of shares awarded by the average of the high and low trading prices on the day of grant.

  (d)
  Includes both unvested stock awards and vested, but unissued stock awards. Payment of any stock awards granted to directors since 2005 will not be made until after the director's service to IHS terminates.

(3)
Mr. Staudt resigned as a director on March 16, 2007.

Committee Interlocks and Insider Participation

        Our Human Resources Committee of the Board performs functions equivalent to a compensation committee. Messrs. Denning and Klein and Dr. Ernst are members of this committee. During the last ten years, none of them has been an officer or employee of IHS. Mr. Stead, our Chief Executive Officer and the Chairman of our Board, formerly served on this committee with his participation ending in January 2005.

        Other than Mr. Stead, none of our executive officers currently serves, or in the past has served, on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that has or had one or more executive officers serving on our Board or the Human Resources Committee.

Officers

        Set forth below is information concerning our executive officers as of March 20, 2008.

Name	Age	Position
Jerre L. Stead	65	Chairman of the Board and Chief Executive Officer
Ron Mobed	48	Co-President and Co-Chief Operating Officer
Jeffrey R. Tarr	45	Co-President and Co-Chief Operating Officer
Michael J. Sullivan	43	Executive Vice President and Chief Financial Officer
Daniel Yergin	61	Executive Vice President, Advisor, and Chairman of Cambridge Energy Research Associates
Stephen Green	56	Senior Vice President and General Counsel
Scott Key	49	President and Chief Operating Officer, Jane's Information Group
Heather Matzke-Hamlin	40	Senior Vice President and Chief Accounting Officer
H. John Oechsle	45	Senior Vice President and Chief Information Officer
Jane Okun	45	Senior Vice President and Chief Customer Process Officer
Jeffrey Sisson	51	Senior Vice President and Chief Human Resources Officer
Richard G. Walker	44	Senior Vice President of Global Corporate Development and Strategy

        Executive officers are appointed by our Board. Information about Mr. Stead is provided under "Directors" in this Proxy Statement. A brief biography for each of our other executive officers follows.

        Ron Mobed has served as Co-President and Co-Chief Operating Officer since November 2007. He had served as President and Chief Operating Officer of our Energy segment since April 2004. Prior to that, Mr. Mobed served in multiple leadership roles at Schlumberger Limited, since September 1980. Mr. Mobed received his bachelor's degree in engineering from Trinity College at the University of Cambridge in 1980, and was awarded his master's degree in petroleum engineering with distinction from Imperial College at the University of London in 1987.

        Jeffrey R. Tarr has served as Co-President and Co-Chief Operating Officer since November 2007. He had served as President and Chief Operating Officer of our Engineering segment since December 2004. From May 2001 to November 2004 he led Hoover's, Inc. Mr. Tarr served as Chief Executive Officer and President from May 2001, as a director from June 2001, and as Chairman from March 2002 until March 2003 when the business was acquired by Dun & Bradstreet Corporation. From the date of the acquisition until November 2004, Mr. Tarr served as President and as a director of the Hoover's subsidiary of Dun & Bradstreet. From January 2000 through March 2001 he served as Chief Executive, President, and a director of All.com, Inc. From June 1994 until January 2000 he held a number of positions at US WEST and served as a Vice President from April 1998. Earlier in his career he was a consultant with Bain & Company. Mr. Tarr holds an undergraduate degree in public and international affairs from Princeton University and a master's degree in business administration from Stanford University.

        Michael J. Sullivan was appointed Executive Vice President and Chief Financial Officer in March 2006. He previously served as Senior Vice President and Chief Financial Officer of IHS since October 1999. Prior to joining IHS, Mr. Sullivan was director of corporate accounting from April 1997 to February 1998, and director of financial planning and analysis from February 1998 to October 1999, for Coors Brewing Company. Prior to joining Coors, he spent ten years with PricewaterhouseCoopers (formerly Price Waterhouse) in audit services and the transaction support group. Mr. Sullivan holds a bachelor's degree in business administration and accounting from the University of Iowa.

        Daniel Yergin was appointed Executive Vice President and Advisor for IHS in September 2006. Dr. Yergin also serves as Chairman of Cambridge Energy Research Associates ("CERA"), an IHS company acquired in 2004. Dr. Yergin founded CERA in 1982. He is a Pulitzer Prize winner, a member of the Board of the United States Energy Association, and a member of the National Petroleum Council. He chaired the US Department of Energy's Task Force on Strategic Energy Research and Development. He is also a Trustee of the Brookings Institution and a Director of the US-Russian Business Council and the New America Foundation. Dr. Yergin received his bachelor's degree from Yale University and his doctor of philosophy degree from the University of Cambridge.

        Stephen Green has served as Senior Vice President and General Counsel of IHS since 1996. He was Vice President and General Counsel of IHS from 1996 to 2003 and was appointed Senior Vice President and General Counsel in December 2003. Mr. Green joined the legal department of TBG in 1981. Mr. Green holds a bachelor's degree from Yale University and a law degree from Columbia Law School.

        Scott Key was named President and Chief Operating Officer of Jane's Information Group in June of 2007, after the acquisition of Jane's Information Group by the Company. He had served as Senior Vice President of Corporate Strategy and Marketing since September 2006. Mr. Key previously served as Senior Vice President of Strategic Marketing for the company's Energy segment since 2003. Prior to joining IHS in 2003, he served as a senior executive with GX Technology and from 2000 to 2002 as chief operating officer and executive vice president for NuTec Energy Services Inc., both of Houston. Mr. Key served as deepwater development manager for Vastar Resources from 1998 to 2000 and was employed by Phillips Petroleum in a range of international and US domestic roles of increasing scope from 1987 to 1998. Mr. Key holds bachelor degrees in both physics and mathematics from the University of Washington in Seattle as well as a master's degree in geophysics from the University of Wyoming.

        Heather Matzke-Hamlin has served as Senior Vice President and Chief Accounting Officer since February 2005. Prior to joining IHS, Ms. Matzke-Hamlin was Director of Internal Audit at Storage Technology Corporation (StorageTek) from February 1999 to February 2005. Prior to joining StorageTek, she spent over nine years with PricewaterhouseCoopers (formerly Price Waterhouse) in audit services. Ms. Matzke-Hamlin holds a bachelor's degree in accounting from Indiana University and is a Certified Public Accountant in the state of Colorado.

        H. John Oechsle joined IHS in July 2003 as Senior Vice President and Chief Information Officer. From June 2000 to July 2003, Mr. Oechsle was Chief Information Officer, Vice President Information Management Worldwide, for Ortho-Clinical Diagnostics, a Johnson & Johnson company. From August 1997 to June 2000, Mr. Oechsle was the General Manager, Executive Director Latin

America for Networking & Computer Services, a Johnson & Johnson company. Mr. Oechsle holds a bachelor's degree in computer science from Rutgers University and is a graduate of the Tuck Executive Program at Dartmouth College's Amos Tuck School of Business Administration. Mr. Oechsle serves as the Chairman of the Board for CSIA, Colorado's Technology Association. He also serves on the Industry Advisory Board for the University of Denver's Computer Science and Engineering school and on the Board for the University of Colorado's Center for Information Technology and Innovation (CITI).

        Jane Okun was named Senior Vice President and Chief Customer Process Officer in August 2007. In addition, she has served as Senior Vice President, Investor Relations and Corporate Communications since November 2004. From 2002 to 2004, Ms. Okun was a partner with Genesis, Inc., a strategic marketing firm also specializing in investor relations. Prior to that, she was Vice President, Investor Relations and Corporate Communications of Velocom, Inc., from 2000 to 2001, and Executive Director, Investor Relations of Media One Group from 1998 to 2000. Prior to joining Media One, Ms. Okun headed Investor Relations at Northwest Airlines, where she also held multiple corporate finance positions. Ms. Okun holds a bachelor's degree and a master's degree in business administration from the University of Michigan.

        Jeffrey Sisson was appointed Senior Vice President and Chief Human Resources Officer in January 2008. Previously, beginning in January 2005, he was Senior Vice President of Global Human Resources of IHS. From September 2002 to January 2005, Mr. Sisson was a Principal in Executive Partners, a private human resources consulting firm. From July 2001 to August 2002, Mr. Sisson was Senior Vice President, Human Resources for EaglePicher, Inc. From March 2000 to July 2001, he was Senior Director, Human Resources for Snap-on Incorporated. From February 1998 to February 2000, he was Director, Human Resources for Whirlpool Corporation. Mr. Sisson holds a bachelor's degree and a master's degree in labor and industrial relations from Michigan State University.

        Richard G. Walker was named Senior Vice President of Global Corporate Development and Strategy in January 2008. He previously served as Senior Vice President of Corporate Development since joining IHS in December 2006. Prior to joining IHS, Mr. Walker was Chief Operating Officer at Autobytel Inc., where he had also served as Executive Vice President of Corporate Development and Strategy since January 2003. Previously, Mr. Walker served as Vice President for LoneTree Capital Management from August 2000 to December 2002. Prior to that, he was the Vice President of Corporate Development for MediaOne from April 1997 to July 2000. Prior to joining MediaOne, Mr. Walker had been with U S WEST since 1990, where he was Executive Director of Corporate Development and also held various leadership positions in investor relations, business development, and strategic marketing. Mr. Walker began his career in 1986 as a certified public accountant with Arthur Andersen & Co. in Atlanta, Georgia. Mr. Walker graduated magna cum laude with a bachelor's degree in business from the University of Colorado and holds a master's degree in business administration from the Executive Program at the University of Denver.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of March 5, 2008, as to shares of our Class A and Class B common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our executive officers listed in the Summary Compensation Table under "Executive Compensation" in this Proxy Statement, (iii) each of our directors and nominees for director, and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112.

        The percentage of common stock beneficially owned is based on 48,723,011 shares of Class A common stock and 13,750,000 shares of Class B common stock outstanding as of March 5, 2008. In accordance with SEC rules, "beneficial ownership" includes voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. No shares of common stock held by our directors or officers have been pledged.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number of Shares	% of Class	Number of Shares	% of Class	% of Total Voting Power (1)
Jerre L. Stead(2)(3)	359,332	*	—	*	*
Daniel Yergin(2)	146,954	*	—	*	*
Jeffrey R. Tarr(2)	100,903	*	—	*	*
Ron Mobed(2)	73,577	*	—	*	*
Michael J. Sullivan(2)	45,456	*	—	*	*
C. Michael Armstrong(2)	20,043	*	—	*	*
Steven A. Denning(2)(6)	14,156	*	—	*	*
Ruann F. Ernst(2)	6,454	*	—	*	*
Brian H. Hall	—	*	—	*	*
Roger Holtback(2)	37,539	*	—	*	*
Balakrishnan S. Iyer(2)	20,043	*	—	*	*
Michael Klein(2)	—	*	—	*	*
Richard W. Roedel(2)	29,561		—	*	*
Christoph v. Grolman(2)(5)	—	*	—	*	*

All directors and executive officers as a group (20 persons)	1,021,113	2.1%	—	*	*
Urvanos Investments Limited(4)	958,859	2.0%	13,750,000	100%	74.4%
The Woodbridge Company Limited(5)	4,399,000	9.0%	—	—	2.4%
Entities affiliated with General Atlantic LLC(6)	3,487,500	7.2%	—	—	1.9%
Augustus Limited(7)	3,442,900	7.1%			1.8%
Morgan Stanley(8)	3,167,968	6.5%	—	—	1.7%
William Blair & Company, L.L.C.(9)	2,526,333	5.2%	—	—	1.4%
T Rowe Price(10)	2,465,500	5.1%	—	—	1.3%

*
Represents less than one percent.

(1)
Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. The Class B common stock will automatically be converted into Class A common stock upon the earlier of the occurrence of specified events or November 16, 2009.

(2)
Performance-based awards that are payable in common stock upon the achievement of certain performance goals are excluded from this table. The following table shows a breakdown of stock options that are exercisable within 60 days of the record date, restricted stock, and restricted stock units held by the listed executive officers (our "Named Executive Officers"), non-employee directors, and all executive officers and non-employee directors as a group.

Name of Beneficial Owner	Options Exercisable Within 60 days of March 5, 2008	Restricted Stock	Restricted Stock Units (a)
Stead	25,000	—	—
Yergin	4,167	33,334	50,000
Tarr	4,167	17,500	27,250
Mobed	4,167	20,000	27,250
Sullivan	5,000	—	6,667
Armstrong	—	12,500	7,543
Denning	—	—	14,156
Ernst	—	—	6,454
Holtback	—	12,500	10,039
Iyer	—	12,500	7,543
Klein	—	—	—
Roedel	—	9,500	10,061
Grolman	—	—	—
All current executive officers and directors as a group (20 persons)	53,335	147,834	207,032

  (a)
  Restricted stock units do not have voting rights until they are settled in shares of common stock. Restricted stock units awarded to executive officers will be settled in shares of common stock on the applicable vesting dates. Restricted stock units awarded to our non-employee directors will be settled in shares of common stock upon or after each director's termination.

(3)
Shares listed for Mr. Stead are held by JMJS II LLLP, a family trust.

(4)
Voting and investment decisions with respect to the common stock that is owned by Urvanos have historically been made by TBG Holdings N.V. ("TBG"), a Netherlands-Antilles company which is the indirect sole owner of the Urvanos Investments Limited ("Urvanos"). TBG is wholly owned indirectly by TB Continuity II Trust (the "Trust"), of which Georg Heinrich Thyssen-Bornemisza is the sole primary beneficiary. George Heinrich Thyssen-Bornemisza is the chairman of the board of directors of TBG. The address of Urvanos is 17 Grigoriou Xenopoulou Street, P.O. Box 54425, Limassol, Cyprus.

(5)
This information was obtained from the Schedule 13G filed with the SEC on October 5, 2007 by The Woodbridge Company Limited ("Woodbridge"), 65 Queen Street West, Suite 2400, Toronto, Ontario, M5H 2M8 representing securities held as of October 1, 2007. Woodbridge reported sole voting and dispositive power with respect to 4,399,000 shares.

(6)
This information was obtained from the Schedule 13D filed with the SEC on November 21, 2007 by General Atlantic, LLC ("GA LLC") representing securities held as of November 21, 2007. GA LLC reported securities held by General Atlantic entities as follows: General Atlantic Partners 82("GAP 82")—2,243,520 shares; GAP Coinvestments III, LLC ("GAPCO III") L.P.—244,198 shares; GAP Coinvestments IV, LLC ("GAPCO IV")—41,621 shares; and GAP-W, LLC ("Gap-W)—958,161 shares. GA LLC is the general partner of GAP 82 and the manager of GAP-W. The managing members of GAPCO III and GAPCO IV and together with GA LLC, GAP 82 and GAPCO III are also the managing directors of GA LLC. Steven A. Denning is the Chairman and a Managing Director of GA LLC and a managing member of GAPCO III and GAPCO IV. The GA Group is a "group" within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Denning disclaims beneficial ownership of the shares held by GAP 82, GAPCO III, GAPCO IV, and GAP-W except to the extent of his pecuniary interest therein. The address of Mr. Denning and the GA Group is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830.

(7)
This information was obtained from Computershare Trust Company, our transfer agent, representing shares owned as of March 5, 2008 by Augustus Limited, c/o NMaitland Trust, PO Box 75 Douglas, British Isles, IM99 1EP.

(8)
This information was obtained from the Schedule 13G filed with the SEC on February 14, 2008 by Morgan Stanley, 1585 Broadway, New York, NY 10036, representing shares that, as of December 31, 2007, are owned, or may be deemed to be beneficially owned, by Morgan Stanley. Morgan Stanley reports sole voting power with respect to 3,050,322 shares and sole dispositive power with respect to 3,167,968 shares.

(9)
This information was obtained from the Schedule 13G filed with the SEC on January 9, 2008 by William Blair & Company, L.L.C., 222 W. Adams, Chicago, IL, 60606, representing securities held as of December 31, 2007. William Blair & Company L.L.C. reports sole voting and dispositive power over 2,526,333 shares.

(10)
This information was obtained from the Schedule 13G filed with the SEC on February 13, 2008 by T. Rowe Price Associates, Inc., ("Price Associates"), 100 E. Pratt Street, Baltimore, MD 21202, representing securities held as of December 31, 2007. Price Associates reported sole voting power with respect to 380,600 shares and sole dispositive power with respect to 2,465,500 shares. Price Associates represented to us that these securities are owned by various individual and institutional investors that Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Section 16(A) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 that they file.

        Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% stockholders were timely.

Report of the Audit Committee

        The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by IHS under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company's accounting, auditing, financial reporting, internal control, and legal compliance functions by approving the services performed by the Company's independent registered public accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board. The Company's management is responsible for preparing the Company's financial statements. The independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent registered public accountants.

        To fulfill that responsibility, the Audit Committee has regularly met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company's consolidated financial statements for fiscal year 2007 were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

        The Audit Committee has discussed with the independent registered public accountants matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the independent registered public accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee and the independent registered public accountants have discussed such accountants' independence from IHS and its management, including any matters in those written disclosures. Additionally, the Audit Committee considered whether the provision of non-audit services was compatible with maintaining such accountants' independence.

        The Audit Committee has discussed with internal and independent registered public accountants, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee approved the inclusion of the audited financial statements for fiscal year 2007 in the IHS Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted on March 20, 2008, by the members of the Audit Committee of the Board:

Mr. Balakrishnan Iyer, Chairman
Mr. Roger Holtback
Mr. Richard Roedel

Report of the Human Resources Committee

        The following report of the Human Resources Committee does not constitute "soliciting material" and shall not be deemed filed or incorporated by reference into any other filing by IHS under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Human Resources Committee of the Board has reviewed and discussed with Company management the Compensation Discussion and Analysis section of this Proxy Statement, as required by Item 402(b) of SEC Regulation S-K. Based on such review and discussion, the Executive Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Respectfully submitted on March 20, 2008, by the members of the Human Resources Committee of the Board:

Mr. Steven A. Denning, Chairman
Dr. Ruann F. Ernst
Mr. Michael Klein

Compensation Discussion and Analysis

Introduction

        The Compensation Discussion and Analysis will focus on the following:

  •
  the objectives of our executive compensation program, including the performance it is designed to encourage and reward;

  •
  the elements of our executive compensation program and their purposes; and

  •
  how we make compensation decisions and determine the amount of each element of compensation, in general and in fiscal year 2007.

Objectives of the Executive Compensation Program

        The objectives of our executive compensation program are to:

  •
  align executive compensation with stockholder and customer interests;

  •
  attract, retain and motivate highly qualified executive talent; and

  •
  provide appropriate rewards for the achievement of business objectives and growth in stockholder value.

Design of the Total Compensation Program

        Our executive compensation program consists of several elements. The following table outlines details of each element.

Component	Purpose		Philosophy Statement
Base Salary	•	Pay for expertise and experience	•	Generally, targeted at the
	•	Attract and retain qualified		50th percentile of peer
		executives		companies
	•	Pay for demonstration of our core	•	Actual salaries also based on
		competencies		individual experience, expertise, performance and succession planning
Short-Term Incentives	•	Motivate superior operational and	•	Generally, opportunity targeted at
		financial performance		the 50th percentile for target or
	•	Provide annual recognition of		"as expected" performance
		performance	•	Provide for upside opportunity
	•	Align with competitive practices		when performance exceeds goals
			•	Measures intended to foster customer delight, sustainable year-over-year growth, process efficiencies, and ongoing value creation

Long-Term Incentives	•	Align executives with stockholders	•	Appropriate target opportunities
	•	Create an incentive to drive		based on a review of
		long-term value in the organization		multiple reference points:
	•	Encourage long-term retention		— Market data (50th percentile)
	•	Align with competitive practices		— Individual and company
performance
— Succession planning
			•	Focus on creating stockholder value
			•	Intended to maintain a meaningful and yet forfeitable ownership stake denominated in our stock
			•	Measures aligned with our key long-term value drivers
Executive Retirement	•	Contribute to a competitive total	•	Programs are consistent with those
Benefits		rewards package		of employees generally plus restoration for retirement benefits capped by limits imposed by the Internal Revenue Code on compensation that counts as retirement eligible
Employment	•	Protect executives in the case of	•	Benefit levels conservative when
Agreements		job loss (except for any termination for cause)		compared to peer group practices
	•	Align with competitive practices to attract and retain employees
	•	For change-in-control protection, help ensure that executives consider all appropriate transactions to increase stockholder value

Overview of Executive Compensation Decisions During the Last Fiscal Year

        The Human Resources Committee of the Board (the "Committee") considered the following factors in making compensation decisions in fiscal year 2007:

  •
  individual and Company performance;

  •
  internal equity among senior executives and the role an executive plays in our succession planning efforts;

  •
  competitive market data; and

  •
  alignment with our three key stakeholders—stockholders, customers and colleagues.

        The Committee periodically reviews benchmarking data provided by Hewitt Associates ("Hewitt") in its determination of compensation levels. Hewitt provides competitive market references for base salary, short-term incentives, and long-term incentives. Market practices for executive retirement benefits are also documented by Hewitt. In fiscal year 2007, Hewitt also provided information on competitive practices for severance programs in conjunction with a review of our employment and severance agreements.

        The benchmark data on base salary, short-term incentives, and long-term incentives is size-adjusted to reflect our relative size versus the companies in the peer group. The peer group in fiscal year 2007 was based on companies that have similar business operations to IHS and are generally considered comparable companies with respect to business results. Our peer group consists of the following companies:

Arbitron, Inc. ChoicePoint Inc. The Corporate Executive Board Company The Dun & Bradstreet Corporation	Equifax Inc. FactSet Research Systems Inc. Fair Isaac Corporation Gartner, Inc. John Wiley and Sons, Inc.	Moody's Corporation Voyager Learning Company (formerly ProQuest Company)

        After reviewing the benchmark data, the Committee considered the recommendations of our Chief Executive Officer ("CEO") for each of the Named Executive Officers ("NEOs"), excluding the CEO, for base salary adjustments, target short-term incentive levels, and long-term incentive grants. In general, the CEO's recommendations considered the following:

  •
  performance versus stated individual and Company business objectives;

  •
  the critical nature of each individual to the Company's future success; and

  •
  market data and the need to retain critical leadership talent.

        For the CEO's compensation, the Committee considered the benchmark data and discussed his compensation in executive session without the CEO present.

        Specific factors considered by the Committee and, where applicable, by the CEO for each of the NEOs in 2007 included:

Named Executive Officer	Factors Considered
Stead	•	Strong company performance since his assumption of the CEO position
	•	Mr. Stead's experience level
	•	Individual performance for the year
	•	Benchmark data for a comparable position
	•	The Committee and Mr. Stead have agreed to put more emphasis on pay-at-risk in his compensation than is given in our stated philosophy
Yergin	•	Key to our intellectual capital and business development activities
	•	World-renowned knowledge and reputation
	•	Significant demand in the market for his services
	•	Individual performance for the year
Tarr	•	New role as Co-President of IHS
	•	Significant contribution to our success
	•	Individual performance for the year
	•	Benchmark data for a comparable position
Mobed	•	New role as Co-President of IHS
	•	Significant contribution to our success
	•	Individual performance for the year
	•	Benchmark data for a comparable position
Sullivan	•	Continued outstanding performance and contributions in his role
	•	Assumption of the Corporate Development function
	•	Individual performance for the year
	•	Benchmark data for a comparable position

        During fiscal year 2007, the Committee also reviewed tally sheets to ensure that it had a complete understanding of the value of all compensation being delivered currently, as well as potential value in the future. In addition, the Committee reviews at each meeting a summary of the equity position for each executive for those awards that have vested and those that will vest in the future. These analyses were used to help the Committee ensure that:

  •
  the executive team has a significant forfeitable equity stake; and

  •
  the amount earned by executives is appropriate at various performance levels.

        The Committee believes that the compensation program design is appropriate based on internal and external benchmarks. Most importantly, the Committee believes that the compensation program appropriately rewards stockholder value creation.

Role of Executive Officers in the Compensation Process

        The following table summarizes the role of executive officers in pay decisions:

Executive Officer	Role
Chief Executive Officer	•	Assesses individual performance for each of the NEOs and provides results to the Committee
	•	Provides recommendations for all compensation elements to the Committee for the other NEOs
	•	Helps establish and set the appropriate metrics for the incentive plans to ensure they appropriately align with business objectives
	•	Works with the Committee to identify a peer group for benchmarking purposes
	•	With the assistance of the HR staff, discusses the methodology used by the consultant in benchmarking compensation
Chief Financial Officer	•	Provides Company financial results in helping the Committee make compensation decisions
	•	Provides analysis to support financial targets approved for each incentive plan
Chief Human Resources Officer	•	Provides robust succession planning and performance information on senior executives to prioritize individual retention considerations
	•	Provides the Committee internal compensation analysis for the CEO and each NEO
	•	Discusses the methodology used by the consultant in benchmarking compensation

Elements of Compensation

Base Salary

        The purpose of base salary is to pay for expertise and experience, to attract and retain qualified executives, and to reward for demonstration of the IHS core values and competencies.

        For the individual reasons referenced above, the following increases were made to NEO salaries during fiscal year 2007.

Named Executive Officer	Salary as of 12/1/2006	Annual Merit Increase effective 2/1/2007	Other Adjustments			Salary as of 11/30/2007

Stead	$750,000	None(1)		None(1)		$750,000

Yergin	$400,000	+$40,000 (+10.0%)	+$	60,000	(2)	$500,000

Tarr	$391,875	+$38,125 (+9.7%)	+$	50,000	(3)	$480,000

Mobed	$391,875	+$38,125 (+9.7%)	+$	50,000	(3)	$480,000

Sullivan	$324,000	+$36,000 (+11.1%)	+$	40,000	(4)	$400,000

(1)
Mr. Stead did not receive a salary adjustment in 2007 due to the Committee's enhanced focus on pay-at-risk for Mr. Stead.

(2)
Special adjustment effective July 22, 2007 for key contributions to IHS and in recognition of his energy industry thought leadership role.

(3)
Adjustment upon promotion to Co-President and Co-Chief Operating Officer effective October 15, 2007.

(4)
Special adjustment effective October 15, 2007 for increased contributions in role.

Short-Term Incentives

        Our short-term incentive program is intended to motivate superior operational and financial performance, provide annual recognition of performance, and align with competitive practices.

        Each level within IHS has a target annual opportunity as a percentage of base salary. The target opportunities for each level are based on 50th percentile market data from our benchmarking analysis. Targets for the NEOs are as follows:

Named Executive Officer	2007 Short Term Incentive Target as Percentage of Salary

Stead	90%(1)

Yergin	N/A(2)

Tarr	65%

Mobed	65%

Sullivan	65%

(1)
Mr. Stead's short-term incentive target was changed to 100% beginning fiscal year 2008.

(2)
Dr. Yergin's short-term incentive is determined pursuant to his employment agreement. See discussion below.

        In order to achieve the objectives of the compensation program, performance against the metrics in the following table is measured to determine actual amounts earned from the bonus. The Committee believes that these metrics represent key operational and financial metrics for IHS that will drive long-term stockholder value. The weightings between financial performance and strategic/individual goals are consistent across the organization.

Metric	Weighting	Payout Level	2007 Goal	Percentage of Target Earned(1)

Corporate Adjusted Earnings	40%	Threshold	$1.29	30%

per Share (EPS)(2)		Target	$1.43	150%

		Maximum	$1.57	100%

Strategic/Individual Goals	40%	Threshold	Based on CEO and/or	50%

		Target	Committee	100%

		Maximum	Assessment	150%

Corporate Adjusted Earnings	20%	Threshold	21.2%	30%

Before Interest, Taxes,		Target	23.5%	100%

Depreciation and Amortization		Maximum	25.9%	150%
(EBITDA) Margin(2)

(1)
Percentage of target earned is interpolated between these points. No amount is paid below the level identified as "Threshold".

(2)
Adjusted measures exclude extraordinary items, pension income, and expense related to restricted share grants.

        The "Strategic/Individual Goals" portion was primarily tied to an assessment of the NEO's performance in terms of our four goals as follows:

  •
  improving on customer satisfaction ("Customer Delight");

  •
  fostering a culture that enables colleague success;

  •
  delivering profitable top and bottom-line growth; and

  •
  shareowner success relative to peer group.

        Up to an additional 20% of salary is paid to all short-term incentive eligible employees, including the NEOs (other than Dr. Yergin), through our special achievement award. This award is designed to motivate over-achievement on Corporate Adjusted EPS. For each two cents of over-achievement on the Corporate Adjusted EPS goal over the maximum of $1.57, all eligible employees will receive a 1% of base salary special achievement award, up to a maximum of 20% of base salary.

Dr. Yergin's Short-Term Incentive

        Dr. Yergin's short-term incentive is determined according to the terms of his employment agreement. IHS and Dr. Yergin entered into this employment agreement in September 2004 when IHS acquired Cambridge Energy Research Associates, Inc. ("CERA"), the company founded by Dr. Yergin.

        Dr. Yergin's short-term incentive includes the following fiscal year 2007 metrics and weightings:

Metric	Details		Weighting

CERA Performance	• •	$48 million of CERA revenue earns 50% of bonus target $50 million CERA revenue earns 100% of bonus target	40%

Key Account Performance	• •	$4 million in new revenue for IHS due to Dr. Yergin's efforts earns 50% of bonus target $7 million in new revenue for IHS due to Dr. Yergin's efforts earns 100% of bonus target	20%

        The remaining 40% of Dr. Yergin's short-term incentive is for the achievement of strategic/individual goals. The payout is determined by the CEO and/or Committee based on his or its assessment of Dr. Yergin's critical thought leadership within the industry, the success of CERAWeek (the annual conference for business and government leaders on energy issues), and his role as IHS Strategic Advisor. The maximum payout is 100% of target.

        For fiscal year 2007, the results for the NEO's short-term incentives were:

Named Executive Officer	Financial Metric 1(1)	Weighting	Financial Metric 2(2)	Weighting	Strategic/ Individual Metric(3)	Weighting	Core Plan Payout as % of Target Bonus

Stead	150%	40%	117%	20%	150%	40%	143%

Yergin	100%	40%	100%	20%	100%	40%	100%

Tarr	150%	40%	117%	20%	150%	40%	143%

Mobed	150%	40%	117%	20%	145%	40%	141%

Sullivan	150%	40%	117%	20%	150%	40%	143%

(1)
"Financial Metric 1" represents Corporate Adjusted EPS, except that for Dr. Yergin it represents CERA Performance.

(2)
"Financial Metric 2" represents Corporate Adjusted EBITDA Margin, except that for Dr. Yergin it represents Key Account Performance.

(3)
"Strategic/Individual Metric" represents Strategic/Individual Goals.

        The final payout is calculated as follows:

Named Executive Officer	Prorated Salary for Short-Term Incentive Calculation		Core Plan Payout as % of Target Short-Term Incentive	Core Plan Payout	Special Achievement Award(2)	Final Payout

Stead	$750,000		143%	$967,950	$22,500	$990,450

Yergin	n/a	(1)	100%	$575,000	n/a	$575,000

Tarr	$436,850		143%	$407,187	$13,106	$420,293

Mobed	$436,850		141%	$401,508	$13,106	$414,614

Sullivan	$365,480		143%	$340,664	$10,964	$351,628

(1)
Prorated salary not applicable as Dr. Yergin's short-term incentive target is not determined as a percentage of base salary. For fiscal year 2007, his target was $575,000 in accordance with his employment agreement.

(2)
The Special Achievement Award for fiscal year 2007 was calculated as three percent of the prorated salary based on six cents of over-achievement of the Corporate Adjusted EPS.

        The Committee may exercise discretion outside of the plan, both positively and negatively, based on factors it deems appropriate. For fiscal year 2007 payouts, no such discretion was applied beyond the individual portion of the short-term incentive.

Long-Term Incentives

        Our long-term incentive awards are intended to align executives with stockholders, drive long-term value in the organization, provide for significant long-term retention, and match competitive compensation practices. Awards were granted in January 2007 after approval in the December 2006 Committee meeting. Long-term incentives in fiscal year 2007 for the NEOs consisted of the following vehicles:

Vehicle	Percentage of Target Value	Rationale for Vehicles and Weightings

Stock Options	25%	• • •	Align executives with stockholders Reward executives for increasing value of the organization as measured by stock price Create long-term retention

Performance-Based Restricted Stock Units	75%	• •	For performance-based restricted stock units, reward strong financial performance Be consistent with competitive compensation practices

Stock Options

        Stock options granted in fiscal year 2007 vest based on continued employment. One-third of the award vests each year beginning one year from the grant date and executives have eight years from the date of grant to exercise vested options. These provisions are based on competitive practices.

        The stock option awards were approved by the Committee at its December 2006 meeting. The stock option grant date was set as January 29, based on our annual compensation cycle. This date is consistent with the date for grants to all employees under our normal, annual grant process for fiscal year 2007 and was chosen to align executives with our entire option-eligible population. This date is also after the date of our annual earnings release to ensure that all material information is public, and is within an open trading window. The closing stock price on the grant date is used as the exercise price.

Performance-Based Restricted Stock Units

        Performance-based restricted stock units comprise the majority of our long-term incentives as this type of award strongly aligns executives both to our financial performance and our stock price. Performance-based restricted stock units granted in fiscal year 2007 to each of our NEOs, excluding Mr. Stead, will be earned at the end of fiscal year 2009 if specified performance goals are met. The Committee feels that these goals are key drivers of long-term stockholder value. The awards are denominated and paid in shares of IHS stock so that executives are directly aligned with stockholders during the performance period. The table below applies to all of our NEOs, except for Mr. Stead.

Metric	Weighting	Payout Level	Percentage of Target Shares Earned

Corporate Revenue Growth	50%	Threshold	50%

		Target	100%

		Maximum	150%

Corporate Adjusted EBITDA Growth(1)	50%	Threshold	50%

		Target	100%

		Maximum	150%

(1)
Adjusted measures exclude extraordinary items, pension income, and expense related to restricted share grants.

        The Committee set what it believes to be stretch performance goals for revenue and adjusted EBITDA growth. To achieve 100% of target payout, the Company must grow at a rate in excess of historical industry trends. For both metrics above, our target level growth rates exceed 15%. Given that we have only been public for approximately two years, we do not have a historical reference for our actual results under these types of plans versus the targets we have set.

        If threshold levels are not met, 0% of target is earned for that measure. Additionally, to motivate consistent revenue growth, a 15% discount will be applied to the otherwise earned award if a minimum of 6% revenue growth is not achieved each year during the three-year performance period.

        Mr. Stead's long-term incentive grant represents a multi-year grant and is intended to cover three years. Therefore, it is not anticipated that he will receive another award until 2010. The Committee chose to provide Mr. Stead with a multi-year grant to attract Mr. Stead to the CEO role. The structure of his plan is different from that of other senior executives due to the multi-year grant and is noted in the table below. The performance metrics and growth rate expectations in setting the targets are the same as those applied to the other NEOs.

Metric	Weighting	Date Earned

2007 Adjusted EBITDA and Revenue (50% Weighting Each)	33.3%	1st Quarter 2008 once Committee certifies results

2008 Adjusted EBITDA and Revenue (50% Weighting Each)	33.3%	1st Quarter 2009 once Committee certifies results

2009 Adjusted EBITDA and Revenue (50% Weighting Each)	33.3%	1st Quarter 2010 once Committee certifies results

        Fiscal year 2007 performance-based restricted stock unit award sizes were based on the individual factors described above, as well as our performance and the value of existing equity awards held by each NEO. Specifically, in light of our strong performance, we granted awards that ranged between the 50th and 75th percentile of the market. Within that range, each individual was granted a different amount based on the Committee's evaluation of his performance and an analysis of his outstanding unvested equity.

Named Executive Officer	Stock Options	Performance-Based Restricted Stock Units

Stead	75,000	200,000

Yergin	12,500	22,500

Tarr	12,500	26,750

Mobed	12,500	23,417

Sullivan	15,000	26,667

        Mr. Stead's award was initially approved in the September 2006 Committee meeting, but was adjusted at the December 2006 Committee meeting due to our strong performance. All other awards were approved at the December 2006 Committee meeting, and all awards, including Mr. Stead's, were granted in early calendar year 2007 based on our annual compensation cycle. The timing of grants for the CEO and NEOs is consistent with all other IHS employees.

        Dr. Yergin also received an award of 62,500 restricted shares in July 2007, in conjunction with his salary increase, as a special award to recognize his key contributions to IHS and his role as an industry thought leader. This award vests over five years at 20% per year to encourage the long-term retention of Dr. Yergin's services.

        Our long-term incentive awards, other than Dr. Yergin's service-based restricted stock units, are designed to comply with the requirements of section 162(m) of the Internal Revenue Code to avoid losing the deduction for compensation in excess of $1 million paid to our NEOs.

Stock Ownership Guidelines

        The Committee believes that senior management should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with our stockholders, the Committee has adopted share retention and ownership guidelines for senior management. During fiscal year 2007, our executive officers were required to retain 50% of the net after-tax shares realized under equity-based compensation awards that were granted after the individual was named an executive officer unless the officer's total ownership position was at least three times, or five times in the case of our CEO, the officer's total cash compensation (defined as base salary plus target bonus). Under these guidelines, the total ownership position included actual shares owned, time-based restricted stock, and time-based restricted stock units.

        In December 2007, the Committee revised the ownership guidelines so that, going forward, our executive officers must retain 50% of the net after-tax shares of all non-option awards that were granted after the individual was named an executive officer of the Company. The three times and five times total cash ownership caps no longer apply. These shares must be held until the executive officer's service to IHS terminates.

        The Committee reviews share ownership levels of those persons subject to these guidelines in their annual review of tally sheets. All NEOs are currently in compliance with these guidelines.

Retirement Benefits and Perquisites

        We maintain qualified defined benefit and defined contribution plans with an employer match available to all employees, including the NEOs.

        The Company has an unfunded nonqualified defined benefit plan that restores benefits that are not able to be provided under the qualified defined benefit plan due to limits imposed by the Internal Revenue Code. The NEOs are eligible to participate in this plan. We do not provide any other type of nonqualified retirement plan for our NEOs.

        We also provide our NEOs with life and medical insurance, pension, and other benefits generally available to all employees. Under the terms of his employment agreement, Dr. Yergin also receives supplemental life and disability insurance and tax planning services.

        Overall, the Committee believes that the Company provides de minimis perquisites to our senior executives. We do not believe that significant perquisites are generally an appropriate form of compensation for senior executives. Dr. Yergin is the only NEO who received perquisites valued at more than $10,000. His perquisites are provided pursuant to his employment agreement and represent historical services he received prior to our purchase of CERA in 2004.

Employment Contracts, Termination of Employment Arrangements, and Change-in-Control Arrangements

        We have entered into employment agreements with each of our NEOs except for the CEO who does not have an employment agreement. These employment agreements set forth the terms of employment for these NEOs. They establish what is expected of the NEO, compensation elements for which they are eligible, and benefits due to them, if any, upon employment termination. The particular events chosen to trigger benefits upon employment termination are based on common practices within our peer group for executive severance protections.

        The termination benefits are intended to be less generous than competitive compensation practices, but are meaningful and will serve to protect stockholder value. The purpose of these benefits is to:

  •
  protect executives in the case of job loss (except for terminations for cause);

  •
  align with competitive compensation practices to attract and retain employees, but at lower levels of benefits; and

  •
  for change-in-control protection, help ensure that executives consider all appropriate transactions to increase stockholder value.

Impact of Accounting and Tax Treatment

        The Committee considers the anticipated accounting and tax treatment to IHS and to the executive officers in its decision-making process. From an accounting perspective, the Committee wishes to ensure that there are no significant negative accounting implications due to the design of the compensation program.

        The short-term and long-term incentive plans are currently designed to meet the requirements of section 162(m) of the Internal Revenue Code. However, the Committee may in the future take actions that it determines are necessary or appropriate to further the best interests of stockholders or to achieve our compensation objectives, but that could cause us to lose all or part of the deduction under section 162(m) of the Internal Revenue Code.

        Our compensation program is also designed with section 409A of the Internal Revenue Code in mind so as to avoid penalties for the executive officers.

Summary Compensation Table

        The following summary compensation table sets forth information concerning aggregate compensation earned by or paid to (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three other most highly compensated executive officers who served in such capacities as of November 30, 2007. We refer to these individuals as our "named executive officers" ("NEOs").

Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity incentive plan compensation ($)(2)	Change in pension value and non-qualified deferred compensation earnings($)(3)	All Other Compensation ($)(4)	Total ($)

Jerre L. Stead Chairman and Chief Executive Officer	2007	750,000	5,063,699	528,066	990,450	602,379	2,040	7,936,634

Daniel Yergin Executive Vice President and Advisor	2007	453,385	1,172,276	47,204	575,000	52,672	487,076	2,787,613

Jeff Tarr Co-President and Co-Chief Operating Officer	2007	428,731	1,092,812	192,858	420,293	14,343	11,594	2,160,631

Ron Mobed Co-President and Co- Chief Operating Officer	2007	428,731	1,096,609	192,858	414,614	27,271	1,469	2,161,552

Michael J. Sullivan Executive Vice President and Chief Financial Officer	2007	357,970	1,115,213	56,645	351,628	4,166	11,349	1,896,971

(1)
The valuation of the stock awards and option awards reported in this table is the amount of equity-compensation expense recognized for financial statement purposes for fiscal year 2007 under Statement of Financial Accounting Standards No. 123, as revised (FAS 123R). Compensation expense for equity awards is amortized over the vesting term of an award. As such, amounts reported in this table represent the expenses of portions of awards granted in fiscal years 2004 to 2007. Any estimated forfeitures are excluded from values reported in this table. For a discussion of the assumptions made in valuing these awards and a description of how we factor forfeitures into our overall equity-compensation expense, refer to Note 14, "Stock-Based Compensation," to our financial statements contained in our annual report on Form 10-K for the fiscal year ended November 30, 2007.

(2)
Represents performance-based cash payments paid on February 1, 2008 that were earned in fiscal year 2007 under our 2007 Annual Incentive Plan.

(3)
Amounts represent the aggregate increase in actuarial value to the named executive officer of pension benefits accrued during 2007 based on the November 30th measurement date used for financial statement reporting purposes. Assumptions used to calculate the change in pension value are discussed in Note 15, "Employee Retirement Plans," to our financial statements contained in our annual report on Form 10-K for the fiscal year ended November 30, 2007. As these amounts are calculated under the SEC's new disclosure rules, under which we are reporting for the first time, they do not correlate to pension benefit amounts reported in previous years' proxy statements.

(4)
The table below provides a breakdown of other annual compensation for each of our named executive officers:

Name	Perquisites ($)		401(k) Company Matching Contributions ($)	Dollar Value of Life Insurance Premiums ($)	Non-Compete Payments ($)		Supplemental Life and Disability Insurance Premiums ($)	Total ($)

Stead	—		—	2,040	—		—	2,040

Yergin	28,000	(a)	9,548	1,530	411,432	(b)	36,566	487,076

Tarr	—		10,125	1,469	—		—	11,594

Mobed	—		—	1,469	—		—	1,469

Sullivan	—		10,125	1,224	—		—	11,349

    (a)
    Represents payments made for tax planning services. Perquisites were not reported if the aggregate total was less than $10,000.

    (b)
    Represents monthly non-compete payments to Dr. Yergin in accordance with the Non-Competition Agreement with Dr. Yergin dated as of September 1, 2004 (Non-Competition Agreement), pursuant to which we agreed to pay him 42 monthly payments of $34,286 commencing on March 1, 2005 and continuing through August 1, 2008, subject to his continued compliance with the Non-Competition Agreement.

Grants of Plan-Based Awards During Fiscal Year

        The following table provides information regarding grants of plan-based awards to each of our named executive officers during fiscal year 2007.

				Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)
											All other option awards: number of securities underlying options(4)
Name	Grant Date	Date Award Approved		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: number of shares of stock or units (#)(3)		Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards (5)
Stead	1/29/07 1/29/07	12/15/06 12/15/06	(6) (6)	256,500	675,000	1,162,500	100,000	200,000	300,000		75,000	37.65	1,017,750 7,511,000
Yergin	1/29/07 1/29/07 7/12/07	12/14/06 12/14/06 07/12/07		287,500	575,000	575,000	11,250	22,500	33,750	62,500	12,500	37.65	169,625 844,988 3,052,500
Tarr	1/29/07 1/29/07	12/14/06 12/14/06		107,902	283,952	513,298	13,375	26,750	40,125		12,500	37.65	169,625 1,004,596
Mobed	1/29/07 1/29/07	12/14/06 12/14/06		107,902	283,952	513,298	11,708	23,417	35,126		12,500	37.65	169,625 879,425
Sullivan	1/29/07 1/29/07	12/14/06 12/14/06		90,274	237,562	429,439	13,333	26,667	40,000		15,000	37.65	203,550 1,001,479

(1)
The amounts in these columns reflect ranges of possible payouts under our 2007 Annual Incentive Plan. Under this plan, threshold performance must be met in order for there to be any payout. We made various assumptions to determine the estimated payouts as shown in the table above, including:

•
Threshold amounts assume financial performance payout at 30% and individual performance payout at 50% for Messrs. Stead, Sullivan, Mobed, and Tarr. For Dr. Yergin, threshold amount assumes financial and individual performance payout at 50%.

•
Target amounts assume financial and individual performance payout at 100% for Messrs. Stead, Sullivan, Mobed, Tarr, and Dr. Yergin.

•
Stretch, or maximum, amounts assume financial and individual performance payout at 150% for Messrs. Stead, Sullivan, Mobed, and Tarr. Additionally, we assumed payout at maximum for the earnings per share special achievement award, which is 20% of base salary. For Dr. Yergin, stretch amount assumes financial and individual performance payout at 100%.

(2)
Represents shares of our common stock underlying performance-based restricted stock units (PRSUs) granted to our named executive officers under our Amended and Restated 2004 Long-Term Incentive Plan (2004 LTIP). Except for Mr. Stead's PRSUs for 200,000 shares at target, the actual payout of shares under the PRSU grants will be determined in the first quarter of fiscal year 2010 based on performance achieved in fiscal year 2009, with possible reductions in the actual payout if certain goals are not met in fiscal years 2007 and 2008. One-third of Mr. Stead's PRSUs will be considered for vesting after the close of each of the fiscal years 2007, 2008 and 2009 based on performance in each of those years. Should Mr. Stead's employment terminate prior to one of his three vesting dates, the target number of shares that would have vested for that year will vest immediately upon his termination.

(3)
Dr. Yergin's restricted stock unit (RSU) award for 62,500 shares, which was granted under our 2004 LTIP, is the only stock award with time-based vesting that was granted to a named executive office during fiscal year 2007. Twenty percent of Dr. Yergin's time-based RSU award will vest on January 15th of each of 2008, 2009, 2010, 2011, and 2012.

(4)
Represents shares of our common stock underlying stock options granted under our 2004 LTIP. One-third of the options granted will vest on each of the first three anniversaries of the date of grant.

(5)
The grant date fair value for options is calculated by multiplying the Black-Scholes value per share by the number of option shares awarded. The grant date fair value of PRSUs is calculated by multiplying the fair market value of a share of our common stock, as determined under the 2004 LTIP, on the date of grant by the target number of shares granted, because this was the number of shares accrued in the quarter in which the awards were granted. Under the 2004 LTIP, the fair market value for a share of our common stock is the average of the high and low trading prices on the date of grant. For a discussion of the assumptions made in valuing stock options, including a description of how we factor forfeitures into our overall equity-compensation expense, refer to Note 14, "Stock-Based Compensation," to our financial statements contained in our annual report on Form 10-K for the fiscal year ended November 30, 2007.

(6)
On September 18, 2006, the Board of Directors originally approved granting of equity awards to Mr. Stead in January 2007. On December 15, 2006, the Board adjusted the size of this award and gave final approval of the award and set the date of grant as January 29, 2007.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        In fiscal year 2007, all of our non-equity incentive compensation awards to our NEOs were made under and subject to the terms of our 2007 Annual Incentive Plan, and all of our equity incentive compensation awards were are made under and subject to the terms of our 2004 LTIP.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning the current holdings of stock options, restricted stock awards, RSUs, and PRSUs by our named executive officers as of November 30, 2007, the last day of our fiscal year 2007. None of the named executive officers held vested options as of November 30, 2007. The market value of the shares set forth under the "Stock Awards" column was determined by multiplying the number of unvested or unearned shares by $70.14, the closing price of our common stock on November 30, 2007.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Stead	75,000	(2)	37.65	1/29/2015	100,000	(3)	7,014,000	133,334	(3)	9,352,047
Yergin	12,500	(2)	37.65	1/29/2015	148,500	(4)	10,415,790	22,500	(5)	1,578,150
Tarr	49,500 12,500	(6) (2)	30.80 37.65	7/24/2014 1/29/2015	86,750	(7)	6,084,645	26,750	(5)	1,876,245
Mobed	49,500 12,500	(6) (2)	30.80 37.65	7/24/2014 1/29/2015	83,250	(8)	5,839,155	23,417	(5)	1,642,468
Sullivan	15,000	(2)	37.65	1/29/2015	41,667	(9)	2,922,523	26,667	(5)	1,870,423

(1)
The option price is equal to the closing price of IHS stock on the date of grant.

(2)
One-third of the options vest on each of the first three anniversaries of January 29, 2007.

(3)
On January 29, 2007, Mr. Stead was granted PRSUs that are eligible for vesting following the close of each of fiscal years 2007, 2008 and 2009. Each year, the payout range could be between zero and 100,000 shares, with the target number of shares vesting in each year being 2/3 of the maximum number payable. As of November 30, 2007, the end of our 2007 fiscal year, we had achieved a performance level that qualified Mr. Stead to receive the maximum 100,000 shares payable for our 2007 fiscal year. These 100,000 shares, reported under the columns titled "Number of shares or units of stock that have not vested" and "Market value of shares or units of stock that have not vested" vested on January 15, 2008, the day the Human Resources Committee certified the performance and number of shares to be paid to Mr. Stead. The remainder of this grant—133,334 shares at a target performance level, half of which will be considered for vesting following the close of each of fiscal years 2008 and 2009—is reported in the columns titled "Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested" and "Equity incentive awards: Market or payout value of unearned shares, units or other rights that have not vested." Mr. Stead has transferred his ownership of this award to a family partnership, JMJS Group—II LLLP.

(4)
Consists of 16,666 restricted shares that vested on December 12, 2007; 33,334 restricted shares that vest in two equal installments on December 12, 2008 and December 12, 2009; 36,000 restricted shares that were granted in connection with our initial public offering and became fully vested on February 29, 2008 based on the achievement of performance objectives; and 62,500 RSUs that vest at a rate of 20% on January 15 of each year from 2008 through 2012.

(5)
The amounts shown in this table reflect the target number of shares that can be paid out under this award. These PRSUs are scheduled to vest in the first quarter of fiscal year 2010 as described in the Compensation Disclosure and Analysis. The number of shares that may actually pay out under these awards ranges from 0 to 150% of the target award. The maximum number of shares that could pay out under these awards is as follows: Dr. Yergin, 33,750 shares with a 2007 fiscal year-end value of $2,367,225; Mr. Tarr, 40,125 shares with a 2007 fiscal year-end value of $2,814,368; Mr. Mobed, 35,126 shares with a 2007 fiscal year-end value of $2,463,738; and Mr. Sullivan, 40,000 shares with a 2007 fiscal year-end value of $2,805,600.

(6)
These options vest on July 24, 2010.

(7)
Consists of 42,000 restricted shares that were granted in connection with our initial public offering and became fully vested on February 29, 2008 based on the achievement of performance objectives; 6,000 RSUs that vest in two equal installments on July 24, 2008 and July 24, 2009; 17,500 restricted shares that vest on October 15, 2008; and 21,250 RSUs that vest on July 24, 2010.

(8)
Consists of 36,000 restricted shares that were granted in connection with our initial public offering and became fully vested on February 29, 2008 based on the achievement of performance objectives; 6,000 RSUs that vest in two equal installments on July 24, 2008 and July 24, 2009; 20,000 restricted shares that vest on October 15, 2008; and 21,250 RSUs that vest on July 24, 2010.

(9)
Consists of 35,000 restricted shares that were granted in connection with our initial public offering and became fully vested on February 29, 2008 based on the achievement of performance objectives; and 6,667 RSUs that vest in two equal installments on July 24, 2008 and July 24, 2009.

Option Exercises and Stock Vested During Fiscal Year 2007

        The following table sets forth information concerning the number of shares acquired and dollar amounts realized by each of our named executive officers during the fiscal year ended November 30, 2007 on the vesting of restricted stock and restricted stock units. None of the named executive officers exercised stock options during the fiscal year ended November 30, 2007.

Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Stead	150,001	9,522,396
Yergin(2)	5,556	325,470
Tarr	11,750	700,326
Mobed	24,111	1,429,997
Sullivan	41,111	2,378,369

    (1)
    Value realized on vesting is calculated by multiplying the number of shares vesting by the average of the high and low trading prices on the vesting date (the fair market value as authorized in our 2004 LTIP). The value realized does not necessarily reflect the actual proceeds that may have been or will in the future be received by the named executive officer upon the sale of the shares that vested.

    (2)
    The amount shown for Dr. Yergin excludes 67,500 shares of stock valued at $2,449,300 that he received from IHS in lieu of cash payments he was due under the Non-Competition Agreement. The 67,500 shares that he received in 2007 were subject to a vesting schedule and would have been forfeited by Dr. Yergin if he had violated the terms of the Non-Competition Agreement before the shares were vested.

Pension Benefits

        The table below sets forth the present value of accumulated benefits payable to each of our NEOs at age 65 as of November 30, 2007:

Name	Plan Name	Number of Years of Credited Service		Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year ($)
Stead	IHS Retirement Income Plan IHS Supplemental Income Plan	7.0 32.0	(1)	508,012 1,930,286	— —
Yergin	IHS Retirement Income Plan IHS Supplemental Income Plan	1.6 1.6		40,682 38,188	— —
Tarr	IHS Retirement Income Plan IHS Supplemental Income Plan	3.0 3.0		27,589 23,685	— —
Mobed	IHS Retirement Income Plan IHS Supplemental Income Plan	1.6 2.7	(1)	18,735 44,228	— —
Sullivan	IHS Retirement Income Plan IHS Supplemental Income Plan	8.1 8.1		63,877 23,726	— —

(1)
Messrs. Stead and Mobed have been granted additional years of benefit service under the Supplemental Income Plan. Mr. Stead was granted an additional 25 years of service, which is $1,696,573 of the present value listed above. Mr. Mobed was granted an additional 1.1 years of service, which is $27,710 of the present value listed above.

        IHS sponsors the IHS Retirement Income Plan, a broad-based tax qualified defined benefit pension plan, and the IHS Supplemental Income Plan, a nonqualified supplemental retirement plan. The Supplemental Income Plan provides benefits only to those participants who are limited by Internal Revenue Code limits that apply to tax qualified defined benefit plans. Under the Internal Revenue Code, the maximum permissible benefit from the qualified plan, for retirements in calendar year 2007, is $180,000, and the annual compensation exceeding $225,000 in calendar year 2007 cannot be considered in computing the maximum permissible benefit under the plan. Benefits under the Supplemental Income Plan replace the benefits that would have been provided if the Internal Revenue Code limits were not in place.

        There are two parts to the accumulated benefit: accumulated benefits for service as of April 30, 2006 plus accumulated benefits for service after May 1, 2006. The formula used for each part is described below:

            A.    Benefit Accumulated as of April 30, 2006: (i)+(ii)+(iii)

        (i)
        1.25% of highest five years' average compensation in last 10 years as of April 30, 2006 up to covered compensation times years of benefit service (maximum 30 years),

        (ii)
        1.70% of highest five years' average compensation in last 10 years as of April 30, 2006 in excess of covered compensation times years of benefit service(maximum 30 years), plus

        (iii)
        0.5% of highest five years' average compensation in last 10 years as of April 30, 2006 times years of benefit service in excess of 30 years.

            B.    For service after May 1, 2006, the accumulated benefit is 15% of pensionable earnings, payable at age 65 as a lump sum pension.

        For grandfathered participants, all service is covered under Formula A. Mr. Stead is the only grandfathered named executive officer.

        Participants are 100% vested in their benefit at the time they are credited with five or more years of vesting service or the date when they reach age 65. Vesting may be accelerated in years in which we make a transfer of surplus plan assets to the retiree medical accounts under the plan to provide for retiree medical coverage. Participants who were eligible employees as of May 1, 2006 are fully vested. All NEOs are fully vested.

        Normal retirement age under the plan is 65, but a participant who terminates employment with at least ten years of vesting service may retire as early as age 55. Under Formula A above, participants who terminate employment after age 55 with ten years of vesting service will receive a reduction of benefit equal to 0.5% for each month that benefit commencement precedes age 62. Participants who terminate employment before age 55 with ten years of vesting service will receive a reduction of benefit equal to 0.5% for each month that benefit commencement precedes age 65. Commencement of benefits prior to age 55 under Formula A will be actuarially reduced.

        Under Formula B, participants who terminate prior to age 65 will receive a reduction of benefit equal to 4.5% compounded annually for each year commencement precedes age 65.

Potential Payments upon Termination or Change in Control

        The Company has entered into certain agreements (see "Executive Employment Agreements" below) that provide for compensation to the NEOs in the event of certain forms of termination of employment, including a change in control of the Company ("CIC"). Each of the NEOs except for Mr. Stead has an employment agreement with the Company; all of the NEOs including Mr. Stead benefit from accelerated vesting of all or a portion of their equity awards following certain termination events, pursuant to the terms of their award agreements.

        In addition to the amounts discussed in the tables below, all of the NEOs may receive payouts from our qualified plans in the same manner that any salaried employee would (e.g., life or disability insurance payouts, or pension plan payouts).

        The tables below provide details of the nature and amounts of compensation payable to each NEO, assuming a hypothetical termination on November 30, 2007, the last day of our fiscal year. The tables are based on the following four scenarios:

  1.
  Voluntary Termination Other Than For Good Reason, or Involuntary Termination for Cause

        This category refers to voluntary terminations by the executive other than for Good Reason (i.e., resignations, retirements, or other terminations by mutual agreement), as well as terminations by the Company for Cause (e.g., willful failure to perform material duties).

  2.
  Involuntary Termination Without Cause, or Termination for Good Reason (not Related to CIC)

        This category refers to voluntary terminations by the executive for Good Reason or involuntary terminations by the Company without Cause. This form of termination covers events outside of a CIC context.

        For Messrs. Tarr, Mobed, and Sullivan, "Good Reason" is defined as any breach by the Company of its material obligations under each executive's employment agreement, excluding immaterial actions (or failures of action) not taken (or omitted to be taken) in bad faith and which, if capable of being remedied, are remedied by the Company within 30 days of receipt of notice.

        For Dr. Yergin, "Good Reason" is defined as any of the following occurrences without Dr. Yergin's consent: i) Company relocating Dr. Yergin outside of the Washington, D.C metropolitan area; ii) assignment of duties to Dr. Yergin that are not senior management duties; iii) any reduction in base salary; iv) failure to pay base salary to Dr. Yergin when due (which failure is not cured within 3 business days after written notice to the Company); v) requirement by the Company of business travel by Dr. Yergin more than 110 days per year after receipt of notice that requested travel would exceed such limit; vi) CIC; vii) any material breach of agreement, which breach is not cured within 14 days after written notice is delivered.

  3.
  Involuntary Termination Without Cause, or Termination for Good Reason (CIC)

        In the employment agreements of Messrs. Tarr, Mobed, and Sullivan, and under the Company's 2004 LTIP, "Change in Control" is defined as follows:

  •
  the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

  •
  a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

  •
  a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding directly or indirectly those securities immediately prior to such merger;

  •
  the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

  •
  the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company; or

  •
  as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who are members of the Board before the Transaction will cease to constitute a majority of the board of directors of the Company or any successor thereto.

        For Messrs. Tarr, Mobed, and Sullivan, "Good Reason" following a CIC is defined as follows:

  •
  the material diminution of position (including titles and reporting relationships), duties or responsibilities, excluding immaterial actions not taken in bad faith;

  •
  the breach by the Company of any of its material obligations under the employment agreement, excluding immaterial actions (or failures of action) not taken (or omitted to be taken) in bad faith and which, if capable of being remedied, are remedied by the Company within 30 days after receipt of such notice thereof; or

  •
  the Company's relocation of the executive's principal location of work by more than 50 miles (other than any relocation recommended or consented to by the executive), it being understood that the executive may be required to travel on business to other locations as may be required or desirable in connection with the performance of job duties.

        In Dr. Yergin's employment agreement, "Change in Control" is defined as the sale of a Controlling Interest in the Company to an enterprise or group of related enterprises (other than a person or entity related to the Company prior to such sale) not reasonably satisfactory to Dr. Yergin. "Controlling Interest" means ownership of a sufficient number of shares to elect a majority of the board of directors of the Company.

        The definition of "Good Reason" in Dr. Yergin's employment agreement is the same with or without a CIC.

        For NEOs, unvested equity awards (i.e., stock options, PRSUs, and time-based RSUs) generally vest in the event of a CIC. For Dr. Yergin, other severance is earned if he is terminated involuntarily without Cause or voluntarily with Good Reason following a CIC and during the term of his employment agreement. For Messrs. Tarr, Mobed, and Sullivan, other severance is earned if they are terminated involuntarily without Cause or voluntarily with Good Reason within 15 months following a CIC.

  4.
  Death or Disability

        For all equity compensation awards, "disability" is defined as a mental or physical illness that entitles the individual to receive benefits under the Company's long-term disability plan.

Potential Post-Termination Payments Table—Stead(1)

Executive Benefit and Payments Upon Separation	Voluntary Termination Other Than For Good Reason, or Involuntary Termination for Cause	Involuntary Termination Without Cause, or Termination for Good Reason (not Related to Change in Control)	Involuntary Termination Without Cause, or Termination for Good Reason (Change in Control)	Death	Disability
Cash Compensation
Cash Severance	$—	$—	$—	$—	$—
Bonus Compensation	$—	$—	$—	$—	$—
Long-Term Incentive Compensation
Stock Options(2)	$812,250	$812,250	$2,436,750	$2,436,750	$2,436,750
Performance-Vested RSUs(3)	$4,676,000	$4,676,000	$14,028,000	$14,028,000	$14,028,000
Time-Vested RSUs	$—	$—	$—	$—	$—
Benefits and Perquisites
Nonqualified Retirement Plan Payout Enhancement(4)	$—	$—	$—	$—	$—
Welfare Benefits Continuation	$—	$—	$—	$—	$—
Outplacement Assistance	$—	$—	$—	$—	$—
Excise Tax & Gross-Up	$—	$—	$—	$—	$—
Total	$5,488,250	$5,488,250	$16,464,750	$16,464,750	$16,464,750

(1)
Mr. Stead does not have an employment agreement; payments to him upon termination are limited to the provisions of his award agreements for equity compensation.

(2)
Stock option values are based on spread values (on currently unvested options that vest following a qualifying termination event) using the Company's stock price at the end of the 2007 fiscal year. A portion of Mr. Stead's unvested options vest upon any termination for any reason (these are included in this table); all unvested options vest in the event of death, disability, or CIC.

(3)
The value for vested PRSUs is based on the Company's stock price at the end of the 2007 fiscal year assuming vesting based on target performance. Actual awards and award sizes will vest and be based on actual performance, once our Board has certified the results for each performance cycle. A portion of Mr. Stead's unvested PRSUs vest upon any termination for any reason (these are included in this table); all unvested PRSUs vest in the event of death, disability, or CIC.

(4)
The payouts to Mr. Stead from the supplemental retirement plan are not enhanced under any form of termination.

Potential Post-Termination Payments Table—Yergin

Executive Benefit and Payments Upon Separation	Voluntary Termination Other Than For Good Reason, or Involuntary Termination for Cause	Involuntary Termination Without Cause, or Termination for Good Reason (not Related to Change in Control)(8)	Involuntary Termination Without Cause, or Termination for Good Reason (Change in Control)(5)	Death		Disability
Cash Compensation
Cash Severance(1)	$—	$500,000	$500,000		$500,000		$500,000
Bonus Compensation(1)	$—	$575,000	$575,000		$575,000		$575,000
Non-Competition Payments(8)	$308,574	$308,574	$308,574		$308,574		$308,574
Long-Term Incentive Compensation
Stock Options(2)	$—	$—	$406,125		$406,125		$406,125
Performance-Vested RSUs(3)	$—	$—	$1,578,150		$1,578,150		$1,578,150
Time-Vested RSUs(4)	$—	$—	$10,415,790		$10,415,790		$10,415,790
Benefits and Perquisites
Nonqualified Retirement Plan Payout Enhancement(6)	$—	$—	$—		$—		$—
Welfare Benefits Continuation(7)	$—	$36,306	$36,306	$		$
Outplacement Assistance	$—	$—	$—		$—		$—
Excise Tax & Gross-Up	$—	$—	$—		$—		$—
Total	$308,574	$1,419,880	$13,819,945		$13,783,639		$13,783,639

(1)
Dr. Yergin receives 1× his base salary plus a pro rata target bonus payment for any involuntary termination other than for Cause, or any voluntary termination for Good Reason.

(2)
Stock option values are based on spread values (on currently unvested options that vest following a qualifying termination event) using the Company's stock price at the end of the 2007 fiscal year. All unvested options vest in the event of death, disability, or CIC.

(3)
The value for vested PRSUs is based on the Company's stock price at the end of the 2007 fiscal year assuming vesting based on target performance. Actual awards will vest based on actual performance, once our Board has certified the results for each performance cycle. All unvested PRSUs vest at target performance in the event of death, disability, or CIC.

(4)
The value for time-vested RSUs is based on the Company's stock price at the end of the 2007 fiscal year multiplied by all unvested RSUs (that vest following a qualifying termination event). The calculation includes grants that are subject to accelerated vesting if certain performance conditions are met by November 30, 2007; the performance goals are assumed to have been met. All unvested RSUs vest in the event of death, disability, or CIC.

(5)
Equity awards vest in the event of a CIC (i.e., single-trigger)

(6)
The payouts to Dr. Yergin from the supplemental retirement plan are not enhanced under any form of termination.

(7)
Dr. Yergin receives welfare benefits continuation equal to 12 months. "Welfare Benefits" denotes health care, dental, and vision benefits plus a benefit for life and disability insurance.

(8)
Dr. Yergin sold his company, Cambridge Energy Research Associates (CERA), to the Company in 2004. The amounts in the table above represent the undiscounted sum of the outstanding payments that will be made to Dr. Yergin until August 1, 2008, in consideration for the sale and in exchange for his agreement not to compete with the Company.

Potential Post-Termination Payments Table—Tarr

Executive Benefit and Payments Upon Separation	Voluntary Termination Other Than For Good Reason, or Involuntary Termination for Cause	Involuntary Termination Without Cause, or Termination for Good Reason (not Related to Change in Control)	Involuntary Termination Without Cause, or Termination for Good Reason (Change in Control)(5)	Death	Disability
Cash Compensation
Cash Severance(1)	$—	$1,188,000	$1,584,000	$—	$—
Bonus Compensation(1)	$—	$312,000	$312,000	$312,000	$312,000
Long-Term Incentive Compensation
Stock Options(2)	$—	$—	$2,353,455	$406,125	$406,125
Performance-Vested RSUs(3)	$—	$—	$1,876,245	$1,876,245	$1,876,245
Time-Vested RSUs(4)	$—	$—	$6,084,645	$4,594,170	$4,594,170
Benefits and Perquisites
Nonqualified Retirement Plan Payout Enhancement(6)	$—	$68,196	$68,196	$—	$—
Welfare Benefits Continuation(7)	$—	$18,430	$24,573	$—	$—
Outplacement Assistance	$—	$12,500	$12,500	$—	$—
Excise Tax & Gross-Up(8)	$—	$—	$2,613,370	$—	$—
Total	$—	$1,599,126	$14,928,984	$7,188,540	$7,188,540

(1)
Mr. Tarr receives a multiple of base salary and target bonus (1.5× for a termination without Cause or for Good Reason, 2× if termination follows a CIC) plus a pro-rata target bonus payment (which is also payable following death or disability).

(2)
Stock option values are based on spread values (on currently unvested options that vest following a qualifying termination event) using the Company's stock price at the end of the 2007 fiscal year. All options vest in the event of CIC; Mr. Tarr has special option awards that vest in the event of a CIC, but not in the event of death or disability.

(3)
The value for vested PRSUs is based on the Company's stock price at the end of the 2007 fiscal year assuming vesting based on target performance. Actual awards will vest based on actual performance, once the Board has certified the results for each performance cycle. All unvested PRSUs vest at target performance in the event of death, disability, or CIC.

(4)
The value for time-vested RSUs is based on the Company's stock price at the end of the 2007 fiscal year multiplied by all unvested RSUs (that vest following a qualifying termination event). The calculation includes grants that are subject to accelerated vesting if certain performance conditions are met by November 30, 2007; the performance goals are assumed to have been met. All unvested RSUs vest in the event of death, disability, or CIC; Mr. Tarr has special RSU awards that vest in the event of a CIC, but not in the event of death or disability.

(5)
Equity awards vest in the event of a CIC (i.e. single-trigger); other severance is earned for a qualified termination following a CIC.

(6)
Mr. Tarr receives a retirement enhancement in the event of termination without Cause or for Good Reason (either within a CIC situation, or outside of one). This is an actuarially calculated value equal to a two-year credit in the non-qualified retirement plan. A discussion of the assumptions made in determining this increase is included in Note 15, "Employee Retirement Benefits," to the financial statements contained in our annual report on Form 10-K for the fiscal year ended November 30, 2007. As these amounts are calculated under the SEC's new disclosure rules, under which we are reporting for the first time, they do not correlate to pension benefit amounts reported in previous years' proxy statements.

(7)
Mr. Tarr receives welfare benefits continuation under certain termination scenarios, equal to 18 months (outside of a CIC) or 24 months (following a CIC). "Welfare Benefits" denotes health care, dental, and vision benefits.

(8)
Mr. Tarr is eligible to receive an additional payment sufficient to offset the levying of an excise tax on excess parachute payments (as defined by section 280(g) of the Internal Revenue Code). This payment is only triggered in a CIC situation.

Potential Post-Termination Payments Table—Mobed

Executive Benefit and Payments Upon Separation	Voluntary Termination Other Than For Good Reason, or Involuntary Termination for Cause	Involuntary Termination Without Cause, or Termination for Good Reason (not Related to Change in Control)	Involuntary Termination Without Cause, or Termination for Good Reason (Change in Control)(5)	Death	Disability
Cash Compensation
Cash Severance(1)	$—	$1,188,000	$1,584,000	$—	$—
Bonus Compensation(1)	$—	$312,000	$312,000	$312,000	$312,000
Long-Term Incentive Compensation
Stock Options(2)	$—	$—	$2,353,455	$406,125	$406,125
Performance-Vested RSUs(3)	$—	$—	$1,642,468	$1,642,468	$1,642,468
Time-Vested RSUs(4)	$—	$—	$5,839,155	$4,348,680	$4,348,680
Benefits and Perquisites
Nonqualified Retirement Plan Payout Enhancement(6)		$84,275	$84,275	$—	$—
Welfare Benefits Continuation(7)	$—	$1,679	$2,239	$—	$—
Outplacement Assistance	$—	$12,500	$12,500	$—	$—
Excise Tax & Gross-Up(8)	$—	$—	$2,442,907	$—	$—
Total	$—	$1,598,454	$14,272,999	$6,709,273	$6,709,273

(1)
Mr. Mobed receives a multiple of base salary and target bonus (1.5× for a termination without Cause or for Good Reason, 2× if termination follows a CIC) plus a pro rata target bonus payment (which is also payable following death or disability).

(2)
Stock option values are based on spread values (on currently unvested options that vest following a qualifying termination event) using the company's stock price at the end of the 2007 fiscal year. All options vest in the event of CIC; Mr. Mobed has special option awards that vest in the event of a CIC, but not in the event of death or disability.

(3)
The value for vested PRSUs is based on the Company's stock price at the end of the 2007 fiscal year assuming vesting based on target performance. Actual awards will vest based on actual performance, once the Board has certified the results for each performance cycle. All unvested PRSUs vest at target performance in the event of death, disability, or CIC.

(4)
The value for time-vested RSUs is based on the Company's stock price at the end of the 2007 fiscal year multiplied by all unvested RSUs (that vest following a qualifying termination event). The calculation includes grants that are subject to accelerated vesting if certain performance conditions are met by November 30, 2007; the performance goals are assumed to have been met. All unvested RSUs vest in the event of death, disability, or CIC; Mr. Mobed has special RSU awards that vest in the event of a CIC, but not in the event of death or disability.

(5)
Equity awards vest in the event of a CIC (i.e., single-trigger); other severance is earned for a qualified termination following a CIC.

(6)
Mr. Mobed receives a retirement enhancement in the event of termination without Cause or for Good Reason (either within a CIC situation, or outside of one). This is an actuarially calculated value equal to a two-year credit in the non-qualified retirement plan. A discussion of the assumptions made in determining this increase is included in Note 15, "Employee Retirement Benefits," to the financial statements contained in our annual report on Form 10-K for the fiscal year ended November 30, 2007. As these amounts are calculated under the SEC's new disclosure rules, under which we are reporting for the first time, they do not correlate to pension benefit amounts reported in previous years' proxy statements.

(7)
Mr. Mobed receives welfare benefits continuation under certain termination scenarios, equal to 18 months (outside of a CIC) or 24 months (following a CIC). "Welfare Benefits" denotes health care, dental, and vision benefits.

(8)
Mr. Mobed is eligible to receive an additional payment sufficient to offset the levying of an excise tax on excess parachute payments (as defined by section 280(g) of the Internal Revenue Code). This payment is only triggered in a CIC situation.

Potential Post-Termination Payments Table—Sullivan

Executive Benefit and Payments Upon Separation	Voluntary Termination Other Than For Good Reason, or Involuntary Termination for Cause	Involuntary Termination Without Cause, or Termination for Good Reason (not Related to Change in Control)	Involuntary Termination Without Cause, or Termination for Good Reason (Change in Control)(5)	Death	Disability
Cash Compensation
Cash Severance(1)	$—	$990,000	$1,320,000	$—	$—
Bonus Compensation(1)	$—	$260,000	$260,000	$260,000	$260,000
Long-Term Incentive Compensation
Stock Options(2)	$—	$—	$487,350	$487,350	$487,350
Performance-Vested RSUs(3)	$—	$—	$1,870,423	$1,870,423	$1,870,423
Time-Vested RSUs(4)	$—	$—	$2,922,524	$2,922,524	$2,922,524
Benefits and Perquisites
Nonqualified Retirement Plan Payout Enhancement(6)	$—	$52,420	$52,420	$—	$—
Welfare Benefits Continuation(7)	$—	$18,430	$24,573	$—	$—
Outplacement Assistance	$—	$12,500	$12,500	$—	$—
Excise Tax & Gross-Up(8)	$—	$—	$1,419,319	$—	$—
Total	$—	$1,333,350	$8,369,109	$5,540,297	$5,540,297

(1)
Mr. Sullivan receives a multiple of base salary and target bonus (1.5× for a termination without Cause or for Good Reason, 2× if termination follows a CIC) plus a pro rata target bonus payment (which is also payable following death or disability).

(2)
Stock option values are based on spread values (on currently unvested options that vest following a qualifying termination event) using the company's stock price at the end of the 2007 fiscal year. All unvested options vest in the event of death, disability, or CIC.

(3)
The value for vested PRSUs is based on the Company's stock price at the end of the 2007 fiscal year assuming vesting based on target performance. Actual awards will vest based on actual performance, once the Board has certified the results for each performance cycle. All unvested PRSUs vest at target performance in the event of death, disability, or CIC.

(4)
The value for time-vested RSUs is based on the Company's stock price at the end of the 2007 fiscal year multiplied by all unvested RSUs (that vest following a qualifying termination event). The calculation includes grants that are subject to accelerated vesting if certain performance conditions are met by November 30, 2007; the performance goals are assumed to have been met. All unvested RSUs vest in the event of death, disability, or CIC.

(5)
Equity awards vest in the event of a CIC (i.e., single-trigger); other severance is earned for a qualified termination following a CIC.

(6)
Mr. Sullivan receives a retirement enhancement in the event of termination without Cause or for Good Reason (either within a CIC situation, or outside of one). This is an actuarially calculated value equal to a two-year credit in the non-qualified retirement plan. A discussion of the assumptions made in determining this increase is included in Note 15, "Employee Retirement Benefits," to the financial statements contained in our annual report on Form 10-K for the fiscal year ended November 30, 2007. As these amounts are calculated under the SEC's new disclosure rules, under which we are reporting for the first time, they do not correlate to pension benefit amounts reported in previous years' proxy statements.

(7)
Mr. Sullivan receives welfare benefits continuation under certain termination scenarios, equal to 18 months (outside of a CIC) or 24 months (following a CIC). "Welfare Benefits" denotes health care, dental, and vision benefits.

(8)
Mr. Sullivan is eligible to receive an additional payment sufficient to offset the levying of an excise tax on excess parachute payments (as defined by section 280(g) of the Internal Revenue Code). This payment is only triggered in a CIC situation.

Executive Employment Agreements

        We have entered into employment agreements with all of our executive officers, including our NEOs, except for the CEO who does not have an employment agreement. These employment agreements set forth the terms of employment for the NEOs. They establish what is expected of the NEO, compensation elements for which they are eligible, and benefits due to them, if any, upon employment termination.

        Below are descriptions of the employment agreements for our NEOs. These descriptions are intended to be summaries and do not describe all provisions of the agreements.

        Each of the employment agreements described below provides for certain benefits upon termination of a NEO's employment (for a summary of these benefits, see "Potential Payments Upon Termination or Change in Control" above).

        Ron Mobed, Jeffrey R. Tarr, and Michael J. Sullivan.    The employment agreements with each of Ron Mobed, Jeffrey R. Tarr, and Michael J. Sullivan include the following terms.

        Term.    The term of employment for Messrs. Mobed and Sullivan under their respective agreements commenced on November 1, 2004. The term of Mr. Tarr's agreement commenced on December 1, 2004. Each such agreement has an initial term of one year, and it renews automatically on each anniversary of that date for an additional one-year period, unless the executive's employment is terminated earlier in accordance with his agreement or either party notifies the other party in writing at least 30 days prior to the applicable anniversary of the commencement date.

        Base salary, bonus and benefits.    The agreements of Messrs. Mobed, Tarr, and Sullivan provide for a base salary, to be reviewed and increased by the Human Resources Committee of our Board in its sole discretion (as described under Compensation Discussion and Analysis). Under their agreements, Messrs. Mobed, Tarr, and Sullivan are eligible for an annual bonus pursuant to our then current annual incentive plan. Messrs. Mobed, Tarr, and Sullivan are also entitled to participate in the employee benefits plans, programs, and arrangements as are customarily accorded to our executives. Each of these agreements was amended as of November 7, 2007, to modify the severance and change-in-control benefits provided by each agreement (as described in "Potential Payments Upon Termination or Change in Control" above).

        Tax indemnity.    Under their agreements, if any amounts or benefits received under the agreements or otherwise are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, an additional payment will be made to restore Messrs. Mobed, Tarr, or Sullivan to the after-tax position that he would have been in if the excise tax had not been imposed.

        Covenants.    Under their agreements, Messrs. Mobed, Tarr, and Sullivan have agreed to maintain the confidentiality of certain of our information at all times during their respective employments and thereafter unless first obtaining the prior written consent of our Board. Each of them has also agreed not to compete with us during their respective terms of employment and for a restricted period, as described below, after any termination of employment. Each of them has also agreed not to solicit, hire or cause to be hired any of our employees or employees of any of our subsidiaries for or on behalf of any competitor during that restricted period. Under each of their agreements, the "restricted period" means the longer of the one-year period following termination of employment of Messrs. Mobed, Tarr, or Sullivan, or in the event the executive in question receives payments as a result of his resignation for good reason, termination without cause, or following a change in control, in an amount greater than one year of his then base salary, the period following his termination of employment equal to the total number of months upon which the payments thereunder are calculated, up to a maximum period of two years.

        Daniel Yergin.    We have entered into an employment agreement with Daniel Yergin. The following is a description of the material terms of the agreement with Daniel Yergin.

        Term.    The term of employment for Dr. Yergin commenced on September 1, 2004 in connection with our acquisition of Cambridge Energy Research Associates (CERA). The agreement has an initial term of five years, and it renews automatically for one year terms after the initial term, unless the agreement is terminated earlier in accordance with the agreement or one party notifies the other party in writing at least 90 days prior to the applicable term or renewal date.

        Base salary, bonus and benefits.    The agreement provides for a base salary, to be reviewed and increased using the same criteria and timing applicable to other senior executives of the Company (as described under Compensation Discussion and Analysis). Under his agreement, Dr. Yergin is eligible for a cash bonus in an amount determined by performance metrics in three categories: leadership, performance of the CERA business, and performance of certain key accounts. Dr. Yergin is also entitled to participate in the employee benefits plans, programs, and arrangements as are customarily accorded to our executives. Additionally, Dr. Yergin receives supplemental life insurance and supplemental disability coverage.

        Covenants.    Under his employment agreement, Dr. Yergin has agreed to maintain the confidentiality of certain of our information at all times during his employment and thereafter unless he obtained the prior written consent of our Board. Dr. Yergin has also agreed not to compete with us during his employment and for a restricted period, as described below, after any termination of his employment. Additionally, Dr. Yergin agreed not to solicit, hire, or cause to be hired any of our employees or employees of any of our subsidiaries for or on behalf of any competitor during that restricted period. For these purposes, the "restricted period" meant the one-year period following termination of Dr. Yergin's employment.

        Non-Competition Agreement.    We entered into a separate Non-Competition Agreement with Dr. Yergin as of September 1, 2004. Under the terms of this non-competition agreement, Dr. Yergin committed to maintain the confidentiality of our confidential or proprietary information at all times during his employment and thereafter. In addition, Dr. Yergin agreed to a five-year term during which he also agreed not to compete with us, nor to solicit, hire, or cause to be hired any of our employees or employees of any of our subsidiaries for or on behalf of any competitor. In exchange, we agreed to award Dr. Yergin 120,000 shares of our Class A common stock (awarded on February 23, 2005). In addition, we agreed to pay Dr. Yergin forty-two monthly payments of $34,286 each commencing on March 1, 2005 and continuing through August 1, 2008, subject to Dr. Yergin's continued compliance with the non-competition agreement.

Summary of the Amended and Restated 2004 Long-Term Incentive Plan

        The following paragraphs provide a summary of the principal features of the Amended and Restated 2004 Long-Term Incentive Plan (the "Plan") and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

        Types of Awards; Eligibility.    The Plan provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; (v) performance units and performance shares; (vi) cash-based awards; (vii) other stock-based awards and (viii) covered employee annual incentive awards. Our 2004 Directors Stock Plan, a sub-Plan under our Amended and Restated 2004 Long-Term Incentive Plan, provides for the grant of restricted stock and restricted stock units to non-employee directors as defined in that Plan. Our employees and employees of our affiliates, as well as our directors, are eligible to receive awards under the Plan.

        No individual may receive awards that relate to more than 500,000 shares in any calendar year. Separately, in the case of an award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law, in any calendar year, no individual may receive awards authorizing the earning of an amount that exceeds the individual's annual amount, which for this purpose is equal to $5,000,000 plus the amount of the individual's unused annual limit as of the close of the previous calendar year.

        As of March 5, 2008, approximately 3,500 employees and directors were eligible to participate in the Plan.

        Shares Subject to the Plan.    The aggregate maximum number of shares that may be issued pursuant to awards under the Plan is currently 7,000,000 shares of Class A common stock, minus the number of shares relating to any award granted and outstanding as of, or subsequent to, the effective date under any of our other equity compensation plans, unless shares used to satisfy such award under other equity compensation plans are shares repurchased from the open market, subject to adjustment in the event of certain corporate events. Under the proposed amendment to the Plan, the maximum number of shares available for issuance will be 11,250,000, minus the number of shares relating to any award granted and outstanding as of, or subsequent to, the effective date under any of our other equity compensation plans, unless shares used to satisfy such award are shares repurchased from the open market. Shares issued under the Plan may be either treasury shares or shares originally issued for this purpose. Rights to receive shares forfeited pursuant to the terms of an award will be available again for grant under the Plan. At the close of trading on March 5, 2008, the fair market value of a share of Class A common stock was $62.98.

        If we experience a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, appropriate adjustments will be made to the number of and kind of shares available for issuance under the Plan, the number and kind of shares subject to outstanding awards, the annual award limits and other value determinations applicable to outstanding awards.

        Term of the Plan.    No awards may be granted under the Plan after November 30, 2014.

        Administration.    The Plan is administered by the Human Resources Committee of the Board (the "Committee"). The Committee has authority to determine who is eligible to participate in the Plan, select individuals to whom awards will be granted, interpret the Plan, and prescribe and amend rules and regulations relating to the Plan. The Committee may delegate to one or more of its members or to one or more of our officers or officers of our affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable. The Committee may, by resolution, authorize one or more of the Company's officers to designate employees to be recipients of awards, provided, however, that grants to any employee who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, will be made by the Committee. All awards to non-employee directors are determined by our Board or the Committee.

        Options.    The Committee may grant nonqualified stock options and incentive stock options under the Plan. The Committee determines the number of shares subject to each option and the exercise price of options granted under the Plan, provided that the exercise price must at least be equal to the fair market value of the Company's common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company's outstanding stock must be at least 110% of the fair market value of the common stock on the grant date. Options cannot be repriced without prior approval of the Company's stockholders.

        The term of an option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of the Company's outstanding capital stock, the term of an incentive stock option may not exceed five years. After termination of service with the Company, a participant may exercise the vested portion of his or her option for the period of time stated in his or her award document.

        Stock Appreciation Rights.    The Committee may grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in cash, shares of common stock or any combination of cash and shares. Stock appreciation rights become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan. Stock appreciation rights cannot be repriced without prior approval of the Company's stockholders.

        After termination of service with the Company, a participant may exercise the vested portion of his or her stock appreciation right for the period of time stated in a participant's award document. In no event will a stock appreciation right be exercised later than the expiration of its term.

        Restricted Stock.    Awards of restricted stock are rights to acquire or purchase shares of Company common stock. Restricted stock vests in accordance with the terms and conditions established by the Committee in its sole discretion and set forth in a participant's award document.

        Restricted Stock Units.    The Committee may grant awards of restricted stock units. Restricted stock units are dollar value equivalent of shares that vest in accordance with the terms and conditions established by the Committee its sole discretion and set forth in a participant's award document.

        Performance Units and Performance Shares.    The Committee may grant performance units and performance shares, which are awards that result in a payment to a participant only if the performance goals or other vesting criteria that the Committee establishes are achieved or the awards otherwise vest. The Committee establishes organizational, individual performance goals, or other vesting criteria in its discretion, which, depending on the extent to which they are met, determines the number and/or the value of performance units and performance shares to be paid out to participants. Performance shares have an initial value equal to the fair market value of a share of the Company's common stock on the grant date.

        Performance Measures.    The performance goals applicable to an award to a participant who is a "covered employee," as defined in Section 162(m) of the Internal Revenue Code and the

Treasury regulations promulgated thereunder ("Section 162(m)"), that is intended to qualify as performance-based compensation as defined under Section 162(m) is limited to performance measures specified in the plan.

        Transferability of Awards.    The Plan generally does not allow for the transfer of Awards, although the administrator of the Plan has the discretion to provide for transferability of an Award, and all rights with respect to an Award granted to a participant generally are available during a participant's lifetime only to the participant.

        Change in Control.    In the event of a change in control of us, all then-outstanding options and stock appreciation rights will become fully vested and exercisable, and all other then-outstanding awards that vest on the basis of continuous service will vest in full and be free of restrictions, except to the extent that a replacement award that satisfies the conditions stated in the Plan is provided to the participant. Upon a termination of employment or termination of directorship of a participant occurring in connection or within one year after a change in control of us, all replacement awards held by the participant will become fully vested and (if applicable) exercisable and free of restrictions, and all options and stock appreciation rights held as of the date of the change in control or that constitute replacement awards will remain exercisable for not less than one year following the participant's termination of employment or until the stated expiration of the option or stock appreciation right, whichever period is shorter.

        Amendment and Termination of the Plan.    The Committee has the authority to amend, alter, modify, suspend, or terminate the Plan, except that stockholder approval will be required for any amendment to the plan to the extent required by any applicable law, regulation, or stock exchange rule. Any amendment, alteration, suspension, or termination will not, without the consent of the participant, materially adversely affect any rights or obligations under any award previously granted.

Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and to the Company of awards granted under the Plan. Tax consequences for any particular individual may be different. The following assumes stock options have been granted at an exercise price per share at least equal to 100% of the fair market value of our common stock on the date of grant.

        Nonqualified Stock Options.    No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the Company's stock is granted to a participant. Upon exercise, the participant recognizes ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares is capital gain or loss.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the tax treatment is similar as the treatment applicable to nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value on the date of grant is granted to a participant. Upon exercise, the participant recognizes ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares is capital gain or loss.

        Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.    A participant generally does not have taxable income at the time an award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she recognizes ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

        Tax Effect for the Company.    The Company generally is entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m), the annual compensation paid to any of these specified executives is deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Certain Relationships and Related Transactions

Relationships with Security Holders

        Voting and investment decisions with respect to our common stock that is owned by Urvanos Investments Limited have historically been made by TBG Holdings N.V. ("TBG"). As a result, TBG controls all matters requiring stockholder approval, including amendments to our certificate of incorporation, the election of directors, and significant corporate transactions. TBG is indirectly wholly-owned by TB Continuity II Trust, of which Georg Heinrich Thyssen-Bornemisza is the sole primary beneficiary. Georg Heinrich Thyssen-Bornemisza is the chairman of the board of directors of TBG. Jerre L. Stead, our chief executive officer and the chairman of our board of directors, is a member of the board of directors of TBG. TBG or its shareholder may have interests that conflict with yours.

        We do not face, and have not in the past faced, liabilities (including relating to environmental or health and safety matters) with respect to any properties, businesses or entities that are not part of our core business but are now or were historically owned by TBG or its affiliates, and we do not anticipate incurring such liabilities in the future. However, we cannot provide assurances that this will continue to be the case. We have entered into an agreement with TBG to provide certain indemnities to each other. This agreement generally provides that we will indemnify TBG for liabilities relating to our properties and core business, and that TBG will indemnify us for liabilities relating to any properties, businesses or entities that are now or were historically owned by TBG or its affiliates (other than our properties and core business).

Registration Rights Agreement

  Tak Tent (F) Limited and Augustus Limited

        In connection with the reorganization of the Trust, we entered into agreements with Tak Tent (F) Limited and Augustus Limited, each of which received IHS Class A Common Stock in the reorganization, that provide registration rights to these stockholders and their permitted transferees. Each agreement provides for the registration of 1,500,000 shares of Class A common stock under a registration statement filed with the SEC pursuant to Rule 415 under the Securities Act.

        Under these agreements, Tak Tent (F) Limited and Augustus Limited are each entitled to sell 125,000 shares of Class A common stock per calendar quarter under the registration statement without offering us any right of first refusal to purchase these shares. However, if in any calendar quarter sales under the registration statement by Tak Tent (F) Limited would exceed 125,000 shares, or sales by Augustus Limited would exceed 125,000 shares, then any further sale by that holder under the registration statement in that calendar quarter must be in an amount of not less than 50,000 shares, and such shares must first be offered for sale to us (or our assignee) on the terms specified in the applicable registration rights agreement. We cannot predict whether our rights of first refusal will ever be triggered, and if triggered we cannot predict whether we or our assignee would exercise the purchase rights.

  Urvanos

        Immediately following the reorganization of the Trust, our principal stockholder, Urvanos, a wholly owned subsidiary of TBG, owned 13,750,000 shares of Class B common stock and 958,859 shares of Class A common stock. In connection with the trust reorganization, we amended and restated an agreement that provides registration rights to Urvanos and its permitted transferees.

        At any time upon the written request of a holder, we will be required to use our best efforts to effect, as expeditiously as possible, the registration of all or a portion of a holder's Class A common stock, provided that the aggregate proceeds of the offering is expected to equal or exceed

$50 million. The holders under this agreement are entitled to two demand registrations. However, we will not be required to effect more than one demand registration within any twelve month period, and we will have the right to preempt any demand registration with a primary registration, in which case the holders will have incidental registration rights.

        Under this agreement, a holder also has incidental rights to request that its shares be included in any registration of our Class A common stock, other than registrations on Form S-8 or Form S-4, registrations for our own account pursuant to Rule 415, or in compensation or acquisition related registrations.

        The registration rights agreement contains the full legal text of the matters discussed above. A copy of the agreement, filed as an exhibit to our registration statement on Form S-1, is available for review on the SEC at their website, www.sec.gov.

Stockholder Proposals for the 2009 Annual Meeting

        If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2009 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary of IHS no later than October 25, 2008. Proposals we receive after that date will not be included in the Proxy Statement for the 2009 Annual Meeting. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

        A stockholder proposal not included in our proxy statement for the 2009 Annual Meeting will be ineligible for presentation at the 2009 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of IHS at the principal executive offices of IHS:

        IHS Inc.
        Attn: Corporate Secretary
        15 Inverness Way East
        Englewood, CO 80112

        In order to be timely under our Bylaws, notice of stockholder proposals related to stockholder nominations for the election of Directors must be received by the Corporate Secretary of IHS—in the case of an annual meeting of the stockholders—no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. If the next annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by IHS of the date of such meeting.

        If the number of Directors to be elected to the Board at an annual meeting is increased and IHS has not made a public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting of stockholders, a stockholder's notice will be considered timely—but only with respect to nominees for the additional directorships—if it is delivered to the Corporate Secretary of IHS not later than the close of business on the tenth day following the day on which such public announcement is first made by IHS.

        Stockholder nominations for the election of Directors at a special meeting of the stockholders must be received by the Corporate Secretary of IHS no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting.

        A stockholder's notice to the Corporate Secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

  •
  the name and record address of the stockholder and the beneficial owner;

  •
  the class and number of shares of the Company's capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

  •
  a representation that the stockholder is a holder of record of the Company's stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

  •
  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination.

        As to each person whom the stockholder proposes to nominate for election as a Director, the notice must include:

  •
  all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to the Securities Exchange Act of 1934; and

  •
  the nominee's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected.

        Notice procedures for stockholder proposals not related to Director nominations, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to Director nominations discussed above insofar as they relate to the timing of receipt of notice by the Secretary.

        A stockholder's notice to the Corporate Secretary of IHS must be in proper written form and must set forth, as to each matter the stockholder and the beneficial owner (if any) proposes to bring before the meeting:

  •
  a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Company's bylaws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made;

  •
  the name and record address of the stockholder and beneficial owner;

  •
  the class and number of shares of the Company's capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

  •
  a representation that the stockholder is a holder of record of the Company's stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

  •
  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the business proposal, or otherwise to solicit proxies from stockholders in support of such proposal.

        You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

    U.S. Securities and Exchange Commission
    Division of Corporation Finance
    100 F Street, N.E.
    Washington, DC 20549

or through the SEC's web site: www.sec.gov. In addition to any other information that you may find useful, you may also want to consult SEC Release No. 34-40018 dated May 21, 1998.

The IHS 2007 Annual Report on Form 10-K has been mailed with this Proxy Statement.

We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to IHS Inc. at 15 Inverness Way East, Englewood, Colorado 80112, Attention: Investor Relations.

The request must include a representation by the stockholder that as of March 5, 2008, the stockholder was entitled to vote at the Annual Meeting.

Other Matters

        The Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

        Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

                      By Order of the Board of Directors,

                      Stephen Green
                      General Counsel and Corporate Secretary

                      Englewood, Colorado
                      March 20, 2008

C123456789
000004	000000000.000000 ext		000000000.000000 ext
MR A SAMPLE	000000000.000000 ext		000000000.000000 ext
DESIGNATION (IF ANY)	000000000.000000 ext		000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2008.
	[ICON]	Vote by Internet
		•	Log on to the Internet and go to www.investorvote.com/ihs
		•	Follow the steps outlined on the secured website.
	[ICON]	Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
		•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A
Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:
		For	Withhold		For	Withhold		For	Withhold
	01—Jerre L. Stead *	☐	☐	02—C. Michael Armstrong *	☐	☐	03—Balakrishnan S. Iyer *	☐	☐
	04—Brian H. Hall *	☐	☐

* These directors will hold office until the Annual Meeting in 2011 or until their respective successors have been elected and qualified.

		For	Against	Abstain			For	Against	Abstain
2.	INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2004 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN	☐	☐	☐	3.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
B
Non-Voting Items

Change of Address—Please print new address below.

C
Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

	C 1234567890 J NT 4 2 A V 0 1 6 8 7 2 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—IHS Inc.

Notice of 2008 Annual Meeting of Shareholders

Address
 Proxy Solicited by Board of Directors for Annual Meeting—April 24, 2008

Jerre Stead, Michael Sullivan, and Stephen Green, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of IHS Inc. to be held on April 24, 2008 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)